LEASE AGREEMENT

By and Between

WESTPORT OFFICE PARK, LLC,
a California limited liability company

("Landlord")

and

IPASS INC., a Delaware corporation

("Tenant")

September 22, 2014

LEASE AGREEMENT
THIS LEASE AGREEMENT, (this "Lease") is made and entered into as of September 22, 2014 by and between WESTPORT OFFICE PARK, LLC, a California limited liability company ("Landlord"), and Tenant identified in the Basic Lease Information below.
BASIC LEASE INFORMATION
Tenant: IPASS INC., a Delaware corporation
Premises: Suite 200 on the second (2nd) floor of the Building, containing approximately 25,269 square feet of rentable area, outlined in Exhibit B to this Lease.
Building: The Building commonly known as 3800 Bridge Parkway, Redwood City, California 94065. The rentable area of the Building is 50,315 square feet.
Base Rent:

Period (In Months)	Annual Base Rent	Monthly Base Rent
05/01/2015 - 04/30/2016	$970,329.60	$80,860.80
05/01/2016 - 04/30/2017	$999,439.49	$83,286.62
05/01/2017 - 04/30/2018	$1,029,422.67	$85,785.22
05/01/2018 - 04/30/2019	$1,060,305.35	$88,358.78
05/01/2019 - 04/30/2020	$1,092,114.51	$91,009.54
05/01/2020 - 10/31/2020	$1,124,877.95	$93,739.83

Security Deposit Amount: $120,272.28
Tenant's Building Percentage: 50.222%
Tenant's Common Area Building Percentage: 2.53%
Commencement Date: May 1, 2015
Expiration Date: October 31, 2020
Landlord's Address:
c/o The Prudential Insurance Company of America
4 Embarcadero Center, 27th Floor
San Francisco, CA 94111
Attn: PRISA II Asset Management
With a copy by the same method to:

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c/o The Prudential Insurance Company of America
7 Giralda Farms
Madison, New Jersey 07940
Attention: James Marinello, Esquire
With a copy by the same method to:

Harvest Properties, Inc.
6425 Christie Avenue, Suite 220
Emeryville, California 94608
Attention: Joss Hanna
Address for rental payment:

Payments via FedEx/UPS/Courier:

JP Morgan Chase
2710 Media Center Dr.
Building #6, Suite #120
Los Angeles, CA 90065
Attn: PREI's Westport Office Park/100170

Payments via regular mail (lockbox address):

Remit to: PREI's Westport Office Park #171201
    P. O. Box 100170
    Pasadena, CA 91189-0170

Payments via either FED wire or ACH wire:

Bank Account Name:
Harvest Properties, Inc. LLC,
as agent for PREI's Westport Office Park
Bank Account Number 921254751
Bank Name: JP Morgan Chase Bank, N.A.
Bank City & State Location: Baton Rouge, LA
ABA Routing Number: 071000013
Tenant's Address:
The Premises
Attention: Mike Badgis, VP HR and Worldwide Administration
With a copy to:
Cooley LLP
3175 Hanover Street

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Palo Alto, California 94304-1130
Attention: Tim Moore

Landlord's Broker: Harvest Properties.
Tenant's Broker: Colliers International.
Maximum Parking Allocation: Eighty-three (83), which is based on a parking ratio of 3.3 non‑exclusive parking spaces per one thousand (1,000) square feet of rentable space in the Premises.
Tenant Improvement Allowance: $379,035.00
The Basic Lease Information is incorporated into and made part of this Lease. Each reference in this Lease to any Basic Lease Information shall mean the applicable information set forth in the Basic Lease Information, except that in the event of any conflict between an item in the Basic Lease Information and this Lease, this Lease shall control. Additional defined terms used in the Basic Lease Information shall have the meanings given those terms in this Lease.
ARTICLE 1
PREMISES; COMMON AREAS
1.1    Subject to all of the terms and conditions hereinafter set forth, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises. The property shown on Exhibit A to this Lease and all improvements thereon and appurtenances on that land thereto, including, but not limited to, the Building, other office buildings, access roadways, and all other related areas, shall be collectively hereinafter referred to as the "Project." Tenant acknowledges and agrees that Landlord may elect to sell one or more of the buildings within the Project and that upon any such sale Tenant's pro-rata share of those Operating Expenses and Taxes (each as defined below) allocated to the areas of the Project other than buildings may be adjusted accordingly and reasonably by Landlord. The parties hereto hereby acknowledge that the purpose of Exhibit A and Exhibit B are to show the approximate location of the Premises in the Building and the general layout of the Project and such Exhibits are not meant to constitute an agreement, representation or warranty as to the construction of the Premises, the Building or the Project, the precise area of the Premises, the Building or the Project or the specific location of the Building, "Common Areas," as that term is defined in Section 1.3, below, or the elements thereof or of the accessways to the Premises, or the Project.
1.2    For purposes of this Lease, (1) "rentable area" and "usable area" shall be calculated pursuant to the Standard Method for Measuring Floor Area in Office Buildings (ANSI/BOMA Z65.1, 1996); (2) "rentable square feet" and "rentable footage" shall have the same meaning as the term "rentable area;" and (3) "usable square feet" and "usable square footage" shall have the same meaning as the term "usable area." Notwithstanding anything to the contrary in this Lease, the recital of the rentable area herein above set forth is for descriptive purposes only. Tenant shall have no right to terminate this Lease or receive any adjustment or

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rebate of any Base Rent or Additional Rent (as hereinafter defined) payable hereunder if said recital is incorrect. Tenant has inspected the Premises and is fully familiar with the scope and size thereof and agrees to pay the full Base Rent and Additional Rent set forth herein in consideration for the use and occupancy of said space, regardless of the actual number of square feet contained therein. Notwithstanding anything to the contrary in this Lease, in no event shall the rentable area of the Premises or the Building be increased above the amounts set forth in the Basic Lease Information above.
1.3    Tenant shall have the non-exclusive right to use in common with other tenants in the Project, and subject to the rules and regulations referred to in Article 27 of this Lease, those portions of the Project which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants of the Project (such areas, together with such other portions of the Project designated by Landlord, in its discretion, including certain areas designated for the exclusive use of certain tenants, or to be shared by Landlord and certain tenants, are collectively referred to herein as the "Common Areas"). The Common Areas shall consist of the "Project Common Areas" and the "Building Common Areas." The term "Project Common Areas," as used in this Lease, shall mean the portion of the Project reasonably designated as such by Landlord. The term "Building Common Areas," as used in this Lease, shall mean the portions of the Common Areas located within the Building reasonably designated as such by Landlord. The manner in which the Common Areas are maintained and operated shall be at the reasonable discretion of Landlord and the use thereof shall be subject to such rules, regulations and restrictions as Landlord may make from time to time; provided, however, that the Common Areas shall at all times be maintained in a first class manner. Landlord reserves the right to close temporarily, make alterations or additions to, or change the location of elements of the Project and the Common Areas. Subject to "Applicable Laws," as that term is defined in Section 5.1(a) of this Lease, except when and where Tenant's right of access is specifically excluded in this Lease, and except in the event of an emergency, Tenant shall have the right of access to the Premises, the Building, and the parking facilities servicing the Building twenty-four (24) hours per day, seven (7) days per week during the "Term," as that term is defined in Section 2.1, below.
ARTICLE 2
TERM AND CONDITION OF PREMISES
2.1    The term of this Lease (the "Term") shall commence on the Commencement Date and end on the Expiration Date, unless sooner terminated (the "Termination Date") as hereinafter provided. The Commencement Date of this Lease and the obligation of Tenant to pay Base Rent, Additional Rent and all other charges hereunder shall not be delayed or postponed by reason of any delay by Tenant in performing changes or alteration in the Premises not required to be performed by Landlord. In the event the Term shall commence on a day other than the first day of a month, then the Base Rent shall be immediately paid for such partial month prorated in accordance with Section 4.4 below.
2.2    Tenant is currently in possession of the Premises and the balance of the Building other than the Premises (the “First Floor Space”) pursuant to that certain Lease

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Agreement dated October 26, 1999 (as amended by that certain Commencement Letter dated March 16, 2000, that certain Request for State Incorporation Change dated March 24, 2000 and that certain First Amendment to Lease dated February 28, 2007) (collectively, the “Existing Lease”), by and between Landlord, as landlord, and Tenant (formerly known as Ipass, Inc., a California corporation), as tenant. The Existing Lease shall expire by its own terms on April 30, 2015. Landlord hereby waives and releases Tenant’s from its removal and restoration obligations under the Existing Lease with respect to the First Floor Space, Landlord accepts the First Floor Space in its then-existing as-is condition and, notwithstanding anything the contrary in the Existing Lease, Tenant’s sole obligation at the expiration of the Existing Lease with respect to the condition of the First Floor Space shall be to remove its personal property from the First Floor Space and deliver the First Floor Space to Landlord broom clean. Landlord shall be responsible at its sole cost for the construction of a corridor in the first floor of the Building from the rear exit stairwell to the Building rear exit. Tenant shall surrender possession of and vacate the First Floor Space to Landlord no later than April 30, 2015. The parties acknowledge that the fire suppression system at the Building previously installed by Tenant shall be treated the same as all other alterations and need not be removed or restored by Tenant. If Tenant does not vacate the First Floor Space on or before April 30, 2015, Tenant shall be deemed to be holding over in the First Floor Space. The parties hereby acknowledge and agree that, effective as of the Commencement Date, Tenant shall be deemed to have accepted possession of the Premises in its “as is” condition and configuration pursuant to this Lease. Tenant agrees that the Premises are in good order and satisfactory condition, and that there are no representations or warranties by Landlord regarding the condition and/or compliance of the Premises or the Building. Landlord currently holds a security deposit under the Existing Lease (as defined below) that exceeds the amount of the required Security Deposit Amount under this Lease. Accordingly, effective on the Commencement Date, a portion of the existing security deposit equal to the required Security Deposit Amount under this Lease shall be deemed to have been returned to Tenant and redeposited under this Lease and the balance of the existing security deposit in excess of the required Security Deposit Amount under this Lease shall be returned to Tenant pursuant to the terms of the Existing Lease.
2.3    Effective on February 28, 2015 (the "Contraction Effective Date") the Premises shall thereafter be deemed reduced by the space shown on Exhibit I attached hereto (the "Contraction Space") for all purposes under this Lease and Tenant and its subtenant shall vacate the Contraction Space prior to the Contraction Effective Date. Following the Contraction Effective Date, Landlord and Tenant will enter into an amendment of this Lease evidencing the deletion of the Contraction Space from the Premises and making such adjustments to the Lease as are necessary to reflect the deletion of the Contraction Space from the Premises, including without limitation the calculation of the Base Rent and adjustment of Tenant's Building Percentage. Landlord hereby waives and releases Tenant’s from its removal and restoration obligations under the Existing Lease with respect to the Contraction Space, Landlord accepts the Contraction Space in its then-existing as-is condition and, notwithstanding anything the contrary in the Existing Lease, Tenant’s sole obligation on the Contraction Effective Date with respect to the condition of the Contraction Space shall be to remove its personal property from the Contraction Space and deliver the Contraction Space to Landlord broom clean.

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ARTICLE 3
USE, NUISANCE, OR HAZARD
3.1    The Premises shall be used and occupied by Tenant solely for general office purposes and for no other purposes without the prior written consent of Landlord.
3.2    Tenant shall not use, occupy, or permit the use or occupancy of the Premises for any purpose which Landlord, in its reasonable discretion, deems to be illegal, immoral, or dangerous; permit any public or private nuisance; do or permit any act or thing which may disturb the quiet enjoyment of any other tenant of the Project; keep any substance or carry on or permit any operation which might introduce offensive odors or conditions into other portions of the Project, use any apparatus which might make undue noise or set up vibrations in or about the Project; permit anything to be done which would increase the premiums paid by Landlord for fire and extended coverage insurance on the Project or its contents or cause a cancellation of any insurance policy covering the Project or any part thereof or any of its contents; or permit anything to be done which is prohibited by or which shall in any way conflict with any law, statute, ordinance, or governmental rule, regulation or covenants, conditions and restrictions affecting the Project, including without limitation the CC&R's (as defined below) now or hereinafter in force. Should Tenant do any of the foregoing without the prior written consent of Landlord, and the same is not cured within five (5) business days after notice from Landlord (which five (5) business day period shall be subject to extension if the nature of the breach is such that it is not possible to cure the same within such five (5) business day period so long as the Tenant commences the cure of such breach within such five (5) day period and diligently prosecutes the same to completion) it shall constitute an Event of Default (as hereinafter defined) and shall enable Landlord to resort to any of its remedies hereunder.
3.3    The ownership, operation, maintenance and use of the Project shall be subject to certain conditions and restrictions contained in an instrument ("CC&R's") recorded or to be recorded against title to the Project. Tenant agrees that regardless of when those CC&R's are so recorded, this Lease and all provisions hereof shall be subject and subordinate thereto; provided, however, that except as required by Applicable Laws (as defined below), Tenant's obligation to comply with CC&R's recorded after the date of this Lease shall be subject to Tenant's prior consent, which will not be withheld unless the same would materially adversely affect Tenant's rights under this Lease. Accordingly, as a consequence of that subordination, during any period in which the entire Project is not owned by Landlord, (a) the portion of Operating Expenses and Taxes (each as defined below) for the Common Areas shall be allocated among the owners of the Project as provided in the CC&R's, and (b) the CC&R's shall govern the maintenance and insuring of the portions of the Project not owned by Landlord.
ARTICLE 4
RENT
4.1    Tenant hereby agrees to pay Landlord the Base Rent. For purposes of Rent adjustment under the Lease, the number of months is measured from the first day of the calendar month in which the Commencement Date falls. Each monthly installment (the "Monthly Rent") shall be payable by check or by money order or electronic transfer of funds on

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or before the first day of each calendar month. In addition to the Base Rent, Tenant also agrees to pay Tenant's Share of Operating Expenses and Taxes (each as hereinafter defined), and any and all other sums of money as shall become due and payable by Tenant as hereinafter set forth, all of which shall constitute additional rent under this Lease (the "Additional Rent"). Landlord expressly reserves the right to apply any payment received to Base Rent or any other items of Rent that are not paid by Tenant. The Monthly Rent and the Additional Rent are sometimes hereinafter collectively called "Rent" and shall be paid when due in lawful money of the United States without demand, deduction, abatement, or offset to the addresses for the rental payment set forth in the Basic Lease Information, or as Landlord may designate from time to time.
4.2    In the event any Monthly or Additional Rent or other amount payable by Tenant hereunder is not paid within five (5) days after its due date, Tenant shall pay to Landlord a late charge (the "Late Charge"), as Additional Rent, in an amount of five percent (5%) of the amount of such late payment. Failure to pay any Late Charge shall be deemed a Monetary Default (as hereinafter defined). Provision for the Late Charge shall be in addition to all other rights and remedies available to Landlord hereunder, at law or in equity, and shall not be construed as liquidated damages or limiting Landlord's remedies in any manner. Failure to charge or collect such Late Charge in connection with any one (1) or more such late payments shall not constitute a waiver of Landlord's right to charge and collect such Late Charges in connection with any other similar or like late payments. Notwithstanding the foregoing provisions of this Section 4.2, the Late Charge shall not be imposed with respect to the first late payment in any calendar year during the Term unless the applicable payment due from Tenant is not received by Landlord within five (5) days following written notice from Landlord that such payment was not received when due. Following the first such written notice from Landlord in any calendar year during the Term (but regardless of whether such payment has been received within such five (5) day period), the Late Charge will be imposed without notice for any subsequent payment due from Tenant during such calendar year which is not received within five (5) days after its due date.
4.3    Simultaneously with the execution hereof, Tenant shall (i) deliver to Landlord the Rent Payable Upon Execution as payment of the first installment of Monthly Rent and Tenant's Share of Operating Expenses and Taxes due hereunder and (ii) be deemed to have delivered to Landlord an amount equal to the Security Deposit Amount to be held by Landlord as security for Tenant's faithful performance of all of the terms, covenants, conditions, and obligations required to be performed by Tenant hereunder (the "Security Deposit"). The Security Deposit shall be held by Landlord as security for the performance by Tenant of all of the covenants of this Lease to be performed by Tenant and Tenant shall not be entitled to interest thereon. The Security Deposit is not an advance rent deposit, an advance payment of any other kind, or a measure of Landlord's damages in any case of Tenant's default. If Tenant fails to perform any of the covenants of this Lease to be performed by Tenant, including without limitation the provisions relating to payment of Rent, the removal of property at the end of the Term, the repair of damage to the Premises caused by Tenant, and the cleaning of the Premises upon termination of the tenancy created hereby, then Landlord shall have the right, but no obligation, to apply the Security Deposit, or so much thereof as may be necessary, for the payment of any Rent or any other sum in default and/or to cure any other such failure by Tenant.

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If Landlord applies the Security Deposit or any part thereof for payment of such amounts or to cure any such other failure by Tenant, then Tenant shall immediately pay to Landlord the sum necessary to restore the Security Deposit to the full amount then required by this Section 4.3 Landlord's obligations with respect to the Security Deposit are those of a debtor and not a trustee. Landlord shall not be required to maintain the Security Deposit separate and apart from Landlord's general or other funds and Landlord may commingle the Security Deposit with any of Landlord's general or other funds. Upon termination of the original Landlord's or any successor owner's interest in the Premises or the Building, the original Landlord or such successor owner shall be released from further liability with respect to the Security Deposit upon the original Landlord's or such successor owner's complying with California Civil Code Section 1950.7. Subject to the foregoing, Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, and all other provisions of law, now or hereafter in force, which (a) establish a time frame within which a landlord must refund a security deposit under a lease, and/or (b) provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of Rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage caused by the default of Tenant under this Lease, including without limitation all damages or Rent due upon termination of this Lease pursuant to Section 1951.2 of the California Civil Code. So long as no Event of Default then exists, the unused portion of the Security Deposit shall be returned to Tenant or the last assignee of Tenant's interest under this Lease within thirty (30) days following expiration or termination of the Term of this Lease.
4.4    If the Term commences on a date other than the first day of a calendar month or expires or terminates on a date other than the last day of a calendar month, the Rent for any such partial month shall be prorated to the actual number of days in such partial month.
4.5    All Rents and any other amount payable by Tenant to Landlord hereunder, if not paid when due, shall bear interest from the date due until paid at a rate equal to the prime commercial rate established from time to time by Bank of America, plus four percent (4%) per annum; but not in excess of the maximum legal rate permitted by law. Failure to charge or collect such interest in connection with any one (1) or more delinquent payments shall not constitute a waiver of Landlord's right to charge and collect such interest in connection with any other or similar or like delinquent payments.
4.6    If Tenant fails to make when due two (2) consecutive payments of Monthly Rent or makes two (2) consecutive payments of Monthly Rent which are returned to Landlord by Tenant's financial institution for insufficient funds, Landlord may require, by giving written notice to Tenant, that all future payments of Rent shall be made in cashier's check or by money order. The foregoing is in addition to any other remedy of Landlord hereunder, at law or in equity.
ARTICLE 5
RENT ADJUSTMENT

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5.1    Definitions.
(a)    "Operating Expenses", as said term is used herein, shall mean all expenses, costs, and disbursements of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the ownership, operation, management, security, repair, restoration, replacement, or maintenance of the Project, or any portion thereof. Operating Expenses shall be computed in accordance with generally accepted real estate practices, consistently applied, and shall include, but not be limited to, the items as listed below:
(i)    Wages, salaries, other compensation and any and all taxes, insurance and benefits of, the Building manager and of all other persons engaged in the operation, maintenance and security of the Project;
(ii)    Payments under any equipment rental agreements or management agreements, including without limitation the cost of any actual or charged management fee and all expenses for the Project management office including rent, office supplies, and materials therefor;
(iii)    Costs of all supplies, equipment, materials, and tools and amortization (including interest on the unamortized cost) of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project, or any portion thereof;
(iv)    All costs incurred in connection with the operation, maintenance, and repair of the Project including without limitation, the following: (A) the cost of operation, repair, maintenance and replacement of all systems and equipment and components thereof of the Project; (B) the cost of janitorial, alarm, security and other services, replacement of wall and floor coverings, ceiling tiles and fixtures in common areas, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing; (C) the cost of licenses, certificates, permits and inspections and the cost of contesting any governmental enactments which are reasonably anticipated by Landlord to increase Operating Expenses, and the cost incurred in connection with a transportation system management program or similar program; (D) the cost of landscaping, decorative lighting, and relamping, the cost of maintaining fountains, sculptures, bridges; (E) costs, fees, charges or assessments imposed by, or resulting from any mandate imposed on Landlord by, any federal, state or local government for fire and police protection, trash removal, community services, or other services which do not constitute “Taxes” as that term is defined below; and (F) costs and expenses of complying with, or participating in, conservation, recycling, sustainability, energy efficiency, waste reduction or other programs or practices implemented or enacted from time to time at the Building, including, without limitation, in connection with any LEED (Leadership in Energy and Environmental Design) rating or compliance system or program, including that currently coordinated through the U.S. Green

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Building council or Energy Star rating and/or compliance system or program (collectively, "Conservation Costs").
(v)    The cost of supplying all utilities, the cost of operating, maintaining, repairing, replacing, renovating and managing the utility systems, mechanical systems, sanitary, storm drainage systems, communication systems and escalator and elevator systems, and the cost of supplies, tools, and equipment and maintenance and service contracts in connection therewith.
(vi)    The cost of all insurance carried by Landlord in connection with the Project as reasonably determined by Landlord, including without limitation commercial general liability insurance, physical damage insurance covering damage or other loss caused by fire, earthquake, flood or other water damage, explosion, vandalism and malicious mischief, theft or other casualty, rental interruption insurance and such insurance as may be required by any lessor under any present or future ground or underlying lease of the Building or Project or any holder of a mortgage, deed of trust or other encumbrance now or hereafter in force against the Building or Project or any portion thereof, and any deductibles payable thereunder; including, without limitation, Landlord's cost of any self insurance deductible or retention;
(vii)    Capital improvements made to or capital assets acquired for the Project, or any portion thereof, after the Commencement Date that (1) are intended to reduce Operating Expenses or (2) are necessary for the health, safety and/or security of the Project, its occupants and visitors and are deemed advisable and the reasonable judgment of Landlord or (3) Conservation Costs, or (4) are required under any and all applicable laws, statutes, codes, ordinances, orders, rules, regulations, conditions of approval and requirements of all federal, state, county, municipal and governmental authorities and all administrative or judicial orders or decrees and all permits, licenses, approvals and other entitlements issued by governmental entities, and rules of common law, relating to or affecting the Project, the Premises or the Building or the use or operation thereof, whether now existing or hereafter enacted, including, without limitation, the Americans with Disabilities Act of 1990, 42 USC 12111 et seq. (the "ADA") as the same may be amended from time to time, all Environmental Laws (as hereinafter defined), and any CC&R's, or any corporation, committee or association formed in connection therewith, or any supplement thereto recorded in any official or public records with respect to the Project or any portion thereof (collectively, "Applicable Laws")(except for capital repairs, replacements or other improvements to remedy a condition existing prior to the Commencement Date which an applicable governmental authority, if it had knowledge of such condition prior to the Commencement Date, would have then required to be remedied pursuant to then-current governmental laws or regulations in their form existing as of the Commencement Date and pursuant to the then-current interpretation of such governmental laws or regulations by the applicable governmental authority as of

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the Commencement Date), which capital costs, or an allocable portion thereof, shall be amortized over the useful life thereof as reasonably determined by Landlord, together with interest on the unamortized balance at a rate determined by Landlord not to exceed 8% per annum;
(viii)    fees, charges and other costs, including management fees (or amounts in lieu thereof), consulting fees, legal fees and accounting fees, of all contractors, engineers, consultants and other persons engaged by Landlord or otherwise incurred by or charged by Landlord in connection with the management, operation, maintenance and repair of the Buildings and the Project; and
(ix)    payments, fees or charges under the CC&R's and any easement, license, operating agreement, declaration, restricted covenant, or instrument pertaining to the sharing of costs by the Project, or any portion thereof.
Expressly excluded from Operating Expenses are the following items:
(x)    Advertising and leasing commissions;
(xi)    Repairs and restoration paid for by the proceeds of any insurance policies or amounts otherwise reimbursed to Landlord or paid by any other source (other than by tenants paying their share of Operating Expenses);
(xii)    Principal, interest, and other costs directly related to financing the Project or ground lease rental or depreciation;
(xiii)    The cost of special services to tenants (including Tenant) for which a special charge is made;
(xiv)    The costs of repair of casualty damage or for restoration following condemnation to the extent covered by insurance proceeds or condemnation awards;
(xv)    The costs of any capital expenditures except as expressly permitted to be included in Operating Expenses as provided under clauses (vi), and (vii) above;
(xvi)    The costs, including permit, license and inspection costs and supervision fees, incurred with respect to the installation of tenant improvements within the Project or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space within the Project or promotional or other costs in order to market space to potential tenants;
(xvii)    The legal fees and related expenses and legal costs incurred by Landlord (together with any damages awarded against Landlord) due

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to the violation by Landlord or any tenant of the terms and conditions of any lease of space in the Project;
(xviii)    Costs incurred: (x) to comply with Applicable Laws with respect to any Hazardous Materials (as defined below) which were in existence in, on, under or about the Project (or any portion thereof) prior to the Commencement Date, and were of such a nature that a federal, state or municipal governmental or quasi-governmental authority, if it had then had knowledge of the presence of such Hazardous Materials, in the state, and under the conditions that they then existed in, on, under or about the Project, would have then required the removal, remediation or other action with respect thereto; (y) with respect to Hazardous Materials which are disposed of or otherwise introduced into, on, under or about the Project after the date hereof by Landlord or Landlord’s agents or employees and are of such a nature, at time of disposition or introduction, that a federal, state or municipal governmental or quasi-governmental authority, if it had then had knowledge of the presence of such Hazardous Materials, in the state, and under the conditions, that they then existed in, on, under or about the Project, would have then required the removal, remediation or other action with respect thereto; and/or (z) to comply with the Order (as defined below); provided, however, Operating Expenses shall include costs incurred in connection with the clean-up, remediation, monitoring, management and administration of (and defense of claims related to) the presence of (1) Hazardous Materials used by Landlord (provided such use is not negligent and is in compliance with Applicable Laws) in connection with the operation, repair and maintenance of the Project to perform Landlord’s obligations under this Lease (such as, without limitation, fuel oil for generators, cleaning solvents, and lubricants) and which are customarily found or used in Comparable Buildings and (2) Hazardous Materials created, released or placed in the Premises, Building or the Project by Tenant (or Tenant’s affiliates or their tenants, contractors, employees or agents) prior to or after the Commencement Date;
(xix)    The attorneys' fees in connection with the negotiation and preparation of or enforcement of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Project;
(xx)    The expenses in connection with services or other benefits which are not available to Tenant;
(xxi)    The overhead and profit paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in the Project to the extent the same exceeds the costs of such goods and/or services rendered by qualified, unaffiliated third parties on a competitive basis;

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(xxii)    The costs arising from Landlord's charitable or political contributions;
(xxiii)    The costs (other than ordinary maintenance and insurance) for sculpture, paintings and other objects of art;
(xxiv)    The interest and penalties resulting from Landlord's failure to pay any items of Operating Expense when due;
(xxv)    The Landlord's general corporate overhead and general and administrative expenses, costs of entertainment, dining, automobiles or travel for Landlord's employees, and costs associated with the operation of the business of the partnership or entity which constitutes Landlord as the same are distinguished from the costs of the operation of the Project, including partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee, costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord's interest in the Project, costs of any disputes between Landlord and its employees (if any) not engaged in the operation of the Project, disputes of Landlord with management, or outside fees paid in connection with disputes with other Project tenants or occupants (except to the extent such dispute is based on Landlord's good faith efforts to benefit Tenant or meet Landlord's obligations under this Lease);
(xxvi)    The costs arising from the gross negligence or willful misconduct of Landlord;
(xxvii)    The management office rental to the extent such rental exceeds the fair market rental for such space;
(xxviii)    Reserves for future expenses; provided, however, the maintenance of such reserve shall not prohibit Landlord from passing through to Tenant (as an Operating Expense) items includable in Operating Expenses pursuant to the Lease once such items have been purchased from such reserve or once the expenses covered by such reserve have been incurred;
(xxix)    Salaries, wages, benefits and other compensation paid to officers and employees of Landlord who are not assigned in whole or in part (and, if in part, then on a pro rata basis based on the amount of time devoted to the Building or the Project) to the operation, management, maintenance or repair of the Building or the Project;
(xxx)    Items and services which Landlord offers selectively to one or more tenants of the Building or the Project (not including Tenant) without reimbursement;

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(xxxi)     Depreciation, except on materials, tools, supplies and vendor-type equipment purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party where such depreciation would otherwise have been included in the charge for such third parties' services;
(xxxii)    the cost of installing or upgrading any utility metering for any part of the Building or the Project;
(xxxiii)    management fees in excess of an amount equal to three percent (3%) of all gross receipts for the Project (as fully grossed up for a one hundred percent (100%) occupancy level);
(xxxiv)    The costs of correction of latent defects in the Project to the extent covered by warranties; and
(xxxv)    The costs of Landlord's membership in professional organizations (such as, by way of example and without limitation, BOMA) in excess of $2,500.00 per year.
(b)    "Taxes" shall mean all ad valorem taxes, personal property taxes, and all other taxes, assessments, embellishments, use and occupancy taxes, transit taxes, water, sewer and pure water charges not included in Section 5.1.(a)(v) above, excises, levies, license fees or taxes, and all other similar charges, levies, penalties, or taxes, if any, which are levied, assessed, or imposed, by any Federal, State, county, or municipal authority, whether by taxing districts or authorities presently in existence or by others subsequently created, upon, or due and payable in connection with, or a lien upon, all or any portion of the Project, or facilities used in connection therewith, and rentals or receipts therefrom and all taxes of whatsoever nature that are imposed in substitution for or in lieu of any of the taxes, assessments, or other charges included in its definition of Taxes, and any costs and expenses of contesting the validity of same; but excluding net income taxes of Landlord or the owner of any interest in the Building or the Project, franchise, capital stock, gift, estate or inheritance taxes or any federal, state or local documentary taxes imposed against the Building or the Project or any portion thereof or interest therein.
(c)    "Lease Year" shall mean the twelve (12) month period commencing January 1st and ending December 31st.
(d)    "Tenant's Building Percentage" shall mean Tenant's percentage of the entire Building as determined by dividing the Rentable Area of the Premises by the total Rentable Area of the Building. If there is a change in the total Building Rentable Area as a result of an addition to the Building, partial destruction, modification or similar cause, which event causes a reduction or increase on a permanent basis, Landlord shall cause adjustments in the computations as shall be necessary to provide for any such changes. Landlord shall, at Landlord's option, have the right to segregate Operating

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Expenses into two (2) separate categories, one (1) such category, to be applicable only to Operating Expenses incurred for the Building and the other category applicable to Operating Expenses incurred for the Common Areas and/or the Project as a whole. If Landlord so segregates Operating Expenses into two (2) categories, two (2) Tenant's Building Percentages shall apply, one (1) such Tenant's Building Percentage shall be calculated by dividing the Rentable Area of the Premises by the total Rentable Area in the Building ("Tenant's Building Only Percentage"), and the other Tenant's Building Percentage to be calculated by dividing the Rentable Area of the Premises by the total Rentable Area of all buildings in the Project ("Tenant's Common Area Building Percentage"). Consequently, if Landlord elects to so segregate Operating Expenses into two (2) categories, any reference in this Lease to "Tenant's Building Percentage" shall mean and refer to both Tenant's Building Only Percentage and Tenant's Common Area Building Percentage of Operating Expenses.
(e)    "Tenant's Tax Percentage" shall mean the percentage determined by dividing the Rentable Area of the Premises by the total Rentable Area of all buildings in the Project.
(f)    "Market Area" shall mean the Redwood Shores submarket of Redwood City, California (the "City").
(g)    "Comparable Buildings" shall mean comparable Class "A" office/R&D use buildings in the Market Area.
5.2    Tenant shall pay to Landlord, as Additional Rent, Tenant's Share (as hereinafter defined) of the Operating Expenses. "Tenant's Share" shall be determined by multiplying Operating Expenses for any Lease Year or pro rata portion thereof, by Tenant's Building Percentage. Landlord shall, in advance of each Lease Year, estimate what Tenant's Share will be for such Lease Year based, in part, on Landlord's operating budget for such Lease Year, and Tenant shall pay Tenant's Share as so estimated each month (the "Monthly Escalation Payments"). The Monthly Escalation Payments shall be due and payable at the same time and in the same manner as the Monthly Rent.
5.3    Landlord shall, within one hundred fifty (150) days after the end of each Lease Year, or as soon thereafter as reasonably possible, provide Tenant with a written statement of the actual Operating Expenses incurred during such Lease Year for the Project and such statement shall set forth Tenant's Share of such Operating Expenses. Tenant shall pay Landlord, as Additional Rent, the difference between Tenant's Share of Operating Expenses and the amount of Monthly Escalation Payments made by Tenant attributable to said Lease Year, such payment to be made within thirty (30) days of the date of Tenant's receipt of said statement (except as provided in Section 5.4 below); similarly, Tenant shall receive a credit if Tenant's Share is less than the amount of Monthly Escalation Payments collected by Landlord during said Lease Year, such credit to be applied to future Monthly Escalation Payments to become due hereunder or to be paid by Landlord to Tenant following the expiration of this Lease. If utilities, janitorial services or any other components of Operating Expenses increase during any Lease Year, Landlord may revise (no more than twice per year) Monthly Escalation Payments due during

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such Lease Year by giving Tenant written notice to that effect; and thereafter, Tenant shall pay, in each of the remaining months of such Lease Year, a sum equal to the amount of the revised difference in Operating Expenses multiplied by Tenant's Building Percentage divided by the number of months remaining in such Lease Year.
5.4    If, within sixty (60) days following Tenant's receipt of the Operating Expense statement or Taxes statement, neither party hereto delivers to the other party a notice referring in reasonable detail to one (1) or more errors in such statement, it shall be deemed conclusively that the information set forth in such statement(s) is correct. Tenant shall, however, be entitled to conduct or require an audit to be conducted, provided that (a) not more than one (1) such audit may be conducted during any Lease Year of the Term, (b) the records for each Lease Year may be audited only once, (c) such audit is commenced within sixty (60) days following Tenant's receipt of the applicable statement, and (d) such audit is completed and a copy thereof is delivered to Landlord within one hundred twenty (120) days following Landlord’s providing full access to Tenant's auditor. If Landlord responds to any such audit with an explanation of any issues raised in the audit, such issues shall be deemed resolved unless Tenant responds to Landlord with further written objections within thirty (30) days after receipt of Landlord's response to the audit. In no event shall payment of Rent ever be contingent upon the performance of such audit. For purposes of any audit, Tenant or Tenant's duly authorized representative, at Tenant's sole cost and expense, shall have the right, upon fifteen (15) days' written notice to Landlord, to inspect Landlord's books and records pertaining to Operating Expenses and Taxes at the offices of Landlord or Landlord's managing agent during ordinary business hours, provided that such audit must be conducted so as not to interfere with Landlord's business operations and must be reasonable as to scope and time. If actual Operating Expenses or Taxes are finally determined (by agreement of the parties, arbitration or a court of competent jurisdiction) to have been overstated or understated by Landlord for any calendar year, then the parties shall within thirty (30) days thereafter make such adjustment payment or refund as is applicable, and if actual Operating Expenses and Taxes are finally determined (by agreement of the parties, arbitration or a court of competent jurisdiction) to have been overstated by Landlord for any calendar year by in excess of seven percent (7%), then Landlord shall pay the reasonable cost of Tenant's audit, not to exceed $2,500.00.
5.5    If the occupancy of the Building during any part of any Lease Year is less than one hundred percent (100%), Landlord shall make an appropriate adjustment of the variable components of Operating Expenses for that Lease Year, as reasonably determined by Landlord using sound accounting and management principles, to determine the amount of Operating Expenses that would have been incurred had the Building been one hundred percent (100%) occupied. This amount shall be considered to have been the amount of Operating Expenses for that Lease Year. For purposes of this Section 5.5, "variable components" include only those component expenses that are affected by variations in occupancy levels.
5.6    Tenant shall pay to Landlord, as Additional Rent, "Tenant's Tax Share" (as hereinafter defined) of the Taxes. "Tenant's Tax Share" shall be determined by multiplying Taxes for any Lease Year or pro rata portion thereof, by Tenant's Tax Percentage. Landlord shall, in advance of each Lease Year, estimate what Tenant's Tax Share will be for such Lease Year and

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Tenant shall pay Tenant's Tax Share as so estimated each month (the "Monthly Tax Payments"). The Monthly Tax Payments shall be due and payable at the same time and in the same manner as the Monthly Rent.
5.7    Landlord shall, within one hundred fifty (150) days after the end of each Lease Year, or as soon thereafter as reasonably possible, provide Tenant with a written statement of the actual Taxes incurred during such Lease Year for the Project and such statement shall set forth Tenant's Tax Share of such Taxes. Tenant shall pay Landlord, as Additional Rent, the difference between Tenant's Tax Share of Taxes and the amount of Monthly Tax Payments made by Tenant attributable to said Lease Year, such payment to be made within thirty (30) days of the date of Tenant's receipt of said statement; similarly, Tenant shall receive a credit if Tenant's Tax Share is less than the amount of Monthly Tax Payments collected by Landlord during said Lease Year, such credit to be applied to future Monthly Tax Payments to become due hereunder (or to be paid by Landlord to Tenant upon the expiration of this Lease). If Taxes increase during any Lease Year, Landlord may revise Monthly Tax Payments due during such Lease Year by giving Tenant written notice to that effect; and, thereafter, Tenant shall pay, in each of the remaining months of such Lease Year, a sum equal to the amount of revised difference in Taxes multiplied by Tenant's Tax Percentage divided by the number of months remaining in such Lease Year.
5.8    If the Taxes for any Lease Year are changed as a result of protest, appeal or other action taken by a taxing authority, the Taxes as so changed shall be deemed the Taxes for such Lease Year. If in any year the Project is less than one hundred percent (100%) occupied, the elements of Taxes which vary depending the elements of Taxes which vary depending upon the build out of rentable area shall be calculated as if the tenant improvements in the Project were constructed in one hundred percent (100%) of the rentable area in the Project, and all tenant improvements in the Project were fully assessed for real estate tax purposes. Any expenses incurred by Landlord in attempting to protest, reduce or minimize Taxes shall be included in Taxes in the Lease Year in which those expenses are paid. Landlord shall have the exclusive right to conduct such contests, protests and appeals of the Taxes as Landlord shall determine is appropriate in Landlord's sole discretion.
5.9    Tenant's obligation with respect to Additional Rent and the payment of Tenant's Share of Operating Expenses and Tenant's Tax Share of Taxes shall survive the Expiration Date or Termination Date of this Lease and Landlord shall have the right to retain the Security Deposit, or so much thereof as it deems necessary, to secure payment of Tenant's Share of Operating Expenses and Tenant's Tax Share of Taxes for the final year of the Lease, or part thereof, during which Tenant was obligated to pay such expenses.
ARTICLE 6
SERVICES TO BE PROVIDED BY LANDLORD
6.1    Subject to Articles 5 and 10 herein, and provided Tenant is not in monetary default (beyond any applicable notice and cure periods) under this Lease, Landlord agrees to furnish or cause to be furnished to the Premises the utilities and services described in the Standards for Utilities and Services, attached hereto as Exhibit G, subject to the conditions and in accordance with the standards set forth herein.

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6.2    Landlord shall not be liable for any loss or damage arising or alleged to arise in connection with the failure, stoppage, or interruption of any such services; nor shall the same be construed as an eviction of Tenant, work an abatement of Rent, entitle Tenant to any reduction in Rent, or relieve Tenant from the operation of any covenant or condition herein contained; it being further agreed that Landlord reserves the right to discontinue temporarily such services or any of them at such times as may be necessary by reason of repair or capital improvements performed within the Project, accident, unavailability of employees, repairs, alterations or improvements, or whenever by reason of strikes, lockouts, riots, acts of God, or any other happening or occurrence beyond the reasonable control of Landlord. In the event of any such failure, stoppage or interruption of services, Landlord shall use reasonable diligence to have the same restored. Neither diminution nor shutting off of light or air or both, nor any other effect on the Project by any structure erected or condition now or hereafter existing on lands adjacent to the Project, shall affect this Lease, abate Rent, or otherwise impose any liability on Landlord.
6.3    Landlord shall have the right to reduce heating, cooling, or lighting within the Premises and in the public area in the Building as required by any mandatory fuel or energy-saving program.
6.4    Unless otherwise provided by Landlord, Tenant shall separately arrange with the applicable local public authorities or utilities, as the case may be, for the furnishing of and payment of all telephone and facsimile services as may be required by Tenant in the use of the Premises. Tenant shall directly pay for such telephone and facsimile services as may be required by Tenant in the use of the Premises, including the establishment and connection thereof, at the rates charged for such services by said authority or utility; and the failure of Tenant to obtain or to continue to receive such services for any reason whatsoever shall not relieve Tenant of any of its obligations under this Lease.
6.5    Landlord shall have the exclusive right, but not the obligation, to provide any locksmithing services, and Landlord shall also have the non-exclusive right, but not the obligation, to provide any additional services which may be required by Tenant, including without limitation additional repairs and maintenance, provided that Tenant shall pay to Landlord upon billing, the sum of all costs to Landlord of such additional services plus an administration fee. If Tenant requests the Landlord provide locksmithing services and Landlord declines, then Tenant shall not be obligated to use Landlord's locksmithing services. Charges for any utilities or service for which Tenant is required to pay from time to time hereunder, shall be deemed Additional Rent hereunder and shall be billed on a monthly basis.
6.6    At all times during the Term Landlord shall have the right to select the utility company or companies that shall provide electric, and/or other utility services (but excluding telecommunications services) to the Premises and, subject to all Applicable Requirements, Landlord shall have the right at any time and from time to time during the Term to either (a) contract for services from electric, telecommunication and/or other utility service provider(s) other than the provider with which Landlord has a contract as of the date of this Lease (the “Current Provider”), or (b) continue to contract for services from the Current

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Provider. The cost of such utility services and any energy management and procurements services in connection therewith shall be Operating Expenses.
6.7    If Tenant is billed directly by a public utility with respect to Tenant's electrical usage at the Premises, upon request from time to time, Tenant shall provide monthly electrical utility usage for the Premises to Landlord for the period of time requested by Landlord (in electronic or paper format) or, at Landlord's option, provide any written authorization or other documentation required for Landlord to request information regarding Tenant's electricity usage with respect to the Premises directly from the applicable utility company.
6.8    Notwithstanding anything to the contrary in Section 6.2 or elsewhere in this Lease, if (a) Landlord fails to provide Tenant with the electrical service or elevator service described in Section 6.1, or Landlord enters the Premises and such entry interferes with Tenant's reasonable use of the Premises (b) such failure or Landlord's entry is not due to any one or more Force Majeure Events or to an event covered by Article 19, (c) Tenant has given Landlord reasonably prompt written notice of such failure or that such entry by Landlord is unreasonably interfering with Tenant's use of the Premises and (d) as a result of such failure or entry all or any part of the Premises are rendered untenantable (and, as a result, all or such part of the Premises are not used by Tenant during the applicable period) for more than five (5) consecutive business days, then Tenant shall be entitled to an abatement of Rent proportional to the extent to which the Premises are thereby rendered unusable by Tenant, commencing with the later of (i) the sixth business day during which such untenantability continues or (ii) the sixth business day after Landlord receives such notice from Tenant, until the Premises (or part thereof affected) are again usable or until Tenant again uses the Premises (or part thereof rendered unusable) in its business, whichever first occurs. The foregoing rental abatement shall be Tenant's exclusive remedy therefor. Notwithstanding the foregoing, the provisions of Article 19 below and not the provisions of this subsection shall govern in the event of casualty damage to the Premises or Project and the provisions of Article 20 below and not the provisions of this subsection shall govern in the event of condemnation of all or a part of the Premises or Project.
ARTICLE 7
REPAIRS AND MAINTENANCE BY LANDLORD
7.1    Landlord shall provide for the cleaning and maintenance of the public portions of the Project in keeping with the ordinary standard for Comparable Buildings as part of Operating Expenses. Unless otherwise expressly stipulated herein, Landlord shall not be required to make any improvements or repairs of any kind or character to the Premises during the Term, except such repairs as may be required to the exterior walls, corridors, windows, roof, HVAC, integrated Building utility, mechanical, electrical and plumbing systems and other Base Building (as defined below) elements and other structural elements and equipment of the Project, and subject to Section 13.4, below, such additional maintenance as may be necessary because of the damage caused by persons other than Tenant, its agents, employees, licensees, or invitees. As used in this Lease, the "Base Building" shall include the structural portions of the Building, and the public restrooms, elevators, exit stairwells and the systems and equipment located in the internal core of the Building.

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7.2    Landlord or Landlord's officers, agents, and representatives (subject to any security regulations imposed by any governmental authority) shall have the right to enter all parts of the Premises at all reasonable hours upon reasonable prior notice to Tenant (other than in an emergency) to inspect, clean, make repairs, alterations, and additions to the Project or the Premises which it may deem necessary or desirable, to make repairs to adjoining spaces, to cure any defaults of Tenant hereunder that Landlord elects to cure pursuant to Section 22.5, below, to show the Premises to prospective tenants (during the final nine (9) months of the Term or at any time after the occurrence of an Event of Default that remains uncured), mortgagees or purchasers of the Building, or to provide any service which it is obligated or elects to furnish to Tenant provided in each of the foregoing cases Landlord uses commercially reasonable efforts to minimize disturbance and disruption to Tenant and its business and operations at the Premises; and Tenant shall not be entitled to any abatement or reduction of Rent by reason thereof. Landlord shall have the right to enter the Premises at any time and by any means in the case of an emergency.
7.3    Except as otherwise expressly provided in this Lease, Tenant hereby waives all rights it would otherwise have under California Civil Code Sections 1932(1) and 1942(a) or any successor statutes to deduct repair costs from Rent and/or terminate this Lease as the result of any failure by Landlord to maintain or repair.
ARTICLE 8
REPAIRS AND CARE OF PROJECT BY TENANT
8.1    If the Building, the Project, or any portion thereof, including but not limited to, the elevators, boilers, engines, pipes, and other apparatus, or members of elements of the Building (or any of them) used for the purpose of climate control of the Building or operating of the elevators, or of the water pipes, drainage pipes, electric lighting, or other equipment of the Building or the roof or outside walls of the Building and also the Premises improvements, including but not limited to, the carpet, wall coverings, doors, and woodwork, become damaged or are destroyed through the negligence or misuse of Tenant, its servants, agents, employees, or anyone permitted by Tenant to be in the Building, or through it or them, then the reasonable cost of the necessary repairs, replacements, or alterations shall be borne by Tenant who shall pay the same to Landlord as Additional Rent within thirty (30) days after demand, subject to Section 13.4 below. Landlord shall have the exclusive right, but not the obligation, to make any repairs necessitated by such damage.
8.2    Subject to Section 13.4 below, Tenant agrees, at its sole cost and expense, to repair or replace any damage or injury done to the Project, or any part thereof, caused by Tenant, Tenant's agents, employees, licensees, or invitees which Landlord elects not to repair, provided that Landlord furnishes immediate access to Tenant to any portion of the Building outside the Premises that is necessary for such repairs. Tenant shall not injure the Project or the Premises and shall (except to the extent of the acts or omissions of Landlord or other tenants of the Project, which shall be the responsibility of Landlord) maintain the elements of the Premises not to be maintained by Landlord pursuant to this Lease in a clean, attractive condition and in good repair. If Tenant fails to keep such elements of the Premises in such good order, condition,

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and repair as required hereunder, Landlord may (provided that Landlord has given Tenant written notice and at least thirty (30) days to repair same) restore the Premises to such good order and condition and make such repairs without liability to Tenant for any loss or damage that may accrue to Tenant's property or business by reason thereof, and within thirty (30) days after completion thereof, Tenant shall pay to Landlord, as Additional Rent, upon demand, the cost of restoring the Premises to such good order and condition and of the making of such repairs, plus an additional charge of ten percent (10%) thereof. Tenant shall leave the Premises at the end of each business day in a reasonably tidy condition for the purpose of allowing the performance of Landlord's cleaning services. Upon the Expiration Date or the Termination Date, Tenant shall surrender and deliver up the Premises to Landlord in the same condition in which it existed at the Commencement Date, excepting only ordinary wear and tear and damage arising from any cause not required to be repaired by Tenant. Upon the Expiration Date or the Termination Date, Landlord shall have the right to re-enter and take possession of the Premises.
8.3    Tenant shall provide its own janitorial and cleaning services to the Premises at Tenant's sole cost and expense. Landlord is not obligated to provide any janitorial or cleaning services to the Premises.
ARTICLE 9
TENANT'S EQUIPMENT AND INSTALLATIONS
9.1    If heat-generating machines or equipment, including telephone equipment, cause the temperature in the Premises, or any part thereof, to exceed the temperatures the Building's air conditioning system would be able to maintain in such Premises were it not for such heat-generating equipment, then Landlord reserves the right to install supplementary air conditioning units in the Premises, and the cost thereof, including the cost of installation and the cost of operation and maintenance thereof, including water, shall be paid by Tenant to Landlord within thirty (30) days after demand by Landlord.
9.2    Except for desk or table-mounted typewriters, adding machines, office calculators, dictation equipment, personal computers, servers and other office equipment consistent with first-class general office use in Comparable Buildings, Tenant shall not install within the Premises any fixtures, equipment, facilities, or other improvements without the specific written consent of Landlord, subject to Article 15, below. Tenant shall not, without the specific written consent of Landlord (which consent shall not be unreasonably withheld, conditioned, or delayed), install or maintain any apparatus or device within the Premises which shall increase the usage of electrical power or water for the Premises to an amount greater than would be normally required for general office use for space of comparable size in the Market Area; and if any such apparatus or device is so installed, Tenant agrees to furnish Landlord a written agreement to pay for any additional costs of utilities as the result of said installation.
ARTICLE 10
FORCE MAJEURE
10.1    It is understood and agreed that with respect to any service or other obligation to be furnished or obligations to be performed by either party, in no event shall either

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party be liable for failure to furnish or perform the same when prevented from doing so by strike, lockout, breakdown, accident, supply, or inability by the exercise of reasonable diligence to obtain supplies, parts, or employees necessary to furnish such service or meet such obligation; or because of war or other emergency; or for any cause beyond the reasonable control with the party obligated for such performance; or for any cause due to any act or omission of the other party or its agents, employees, licensees, invitees, or any persons claiming by, through, or under the other party; or because of the failure of any public utility to furnish services; or because of order or regulation of any federal, state, county or municipal authority (collectively, "Force Majeure Events"). Nothing in this Section 10.1 shall limit or otherwise modify or waive Tenant's obligation to pay Base Rent and Additional Rent as and when due pursuant to the terms of this Lease.
ARTICLE 11
CONSTRUCTION, MECHANICS' AND MATERIALMAN'S LIENS
11.1    Tenant shall not suffer or permit any construction, mechanics' or materialman's lien to be filed against the Premises or any portion of the Project by reason of work, labor services, or materials supplied or claimed to have been supplied to Tenant. Nothing herein contained shall be deemed or construed in any way as constituting the consent or request of Landlord, expressed or implied, by inference or otherwise, for any contractor, subcontractor, laborer, or materialman to perform any labor or to furnish any materials or to make any specific improvement, alteration, or repair of or to the Premises or any portion of the Project; nor of giving Tenant any right, power, or authority to contract for, or permit the rendering of, any services or the furnishing of any materials that could give rise to the filing of any construction, mechanics' or materialman's lien against the Premises or any portion of the Project.
11.2    If any such construction, mechanics' or materialman's lien shall at any time be filed against the Premises or any portion of the Project as the result of any act or omission of Tenant, Tenant covenants that it shall, within twenty (20) days after Tenant has notice of the claim for lien, procure the discharge thereof by payment or by giving security or in such other manner as is or may be required or permitted by law or which shall otherwise satisfy Landlord. If Tenant fails to take such action, Landlord, in addition to any other right or remedy it may have, may take such action as may be reasonably necessary to protect its interests. Any amounts paid by Landlord in connection with such action, all other expenses of Landlord incurred in connection therewith, including reasonable attorneys' fees, court costs, and other necessary disbursements shall be repaid by Tenant to Landlord within thirty (30) days after demand.
ARTICLE 12
ARBITRATION
12.1    In the event that a dispute arises under Section 5.3 above, the same shall be submitted to arbitration in accordance with the provisions of applicable state law, if any, as from time to time amended. Arbitration proceedings, including the selection of an arbitrator, shall be conducted pursuant to the rules, regulations, and procedures from time to time in effect as promulgated by the American Arbitration Association (the "Association"). Prior written

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notice of application by either party for arbitration shall be given to the other at least ten (10) days before submission of the application to the said Association's office in the city wherein the Building is situated (or the nearest other city having an Association office). The arbitrator shall hear the parties and their evidence. The decision of the arbitrator may be entered in the appropriate court of law; and the parties consent to the jurisdiction of such court and further agree that any process or notice of motion or other application to the court or a judge thereof may be served outside the state wherein the Building is situated by registered mail or by personal service, provided a reasonable time for appearance is allowed. The costs and expenses of each arbitration hereunder and their apportionment between the parties shall be determined by the arbitrator in his or her award or decision, subject to the penultimate sentence of this section. No arbitrable dispute shall be deemed to have arisen under this Lease (a) prior to the expiration of the period of twenty (20) days after the date of the giving of written notice by the party asserting the existence of the dispute, together with a description thereof sufficient for an understanding thereof, and (b) where Tenant disputes the amount of a Tenant payment required hereunder (e.g., Operating Expense excess under Section 5.3 hereof), prior to Tenant paying in full the amount billed by Landlord, including the disputed amount. The prevailing party in such arbitration shall be reimbursed for its expenses, including reasonable attorneys' fees. Notwithstanding the foregoing, in no event shall this Article 12 affect or delay Landlord's unlawful detainer rights under California law.
ARTICLE 13
INSURANCE
13.1    Landlord shall maintain, as a part of Operating Expenses, special causes of loss form property insurance on the Project in an amount equal to the full replacement cost of the Project, subject to such deductibles as Landlord may determine. Landlord shall not be obligated to insure, and shall not assume any liability of risk of loss for, any of Tenant's furniture, equipment, machinery, goods, supplies, improvements or alterations upon the Premises. Such insurance shall be maintained with an insurance company selected, and in amounts desired, by Landlord or Landlord's mortgagee, and payment for losses thereunder shall be made solely to Landlord subject to the rights of the holder of any mortgage or deed of trust which may now or hereafter encumber the Project. Additionally Landlord may maintain such additional insurance, including, without limitation, earthquake insurance, flood insurance, liability insurance and/or rent insurance, as Landlord may in its sole discretion elect. The cost of all such additional insurance shall also be part of the Operating Expenses. Any or all of Landlord's insurance may be provided by blanket coverage maintained by Landlord or any affiliate of Landlord under its insurance program for its portfolio of properties or by Landlord or any affiliate of Landlord's program of self insurance, and in such event Operating Expenses shall include the portion of the reasonable cost of blanket insurance or self-insurance that is allocated to the Project.
13.2    Tenant, at its own expense, shall maintain with insurers authorized to do business in the State of California and which are rated A- and have a financial size category of at least VIII in the most recent Best's Key Rating Guide, or any successor thereto (or if there is none, an organization having a national reputation), (a) commercial general liability insurance with the following minimum limits: General Aggregate $3,000,000.00 (when combined with

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Umbrella/Excess Liability); Products/Completed Operations Aggregate $2,000,000.00; Each Occurrence $2,000,000.00 (when combined with Umbrella/Excess Liability); Personal and Advertising Injury $1,000,000.00; Medical Payments $5,000.00 per person, (b) Umbrella/Excess Liability on a following form basis with the following minimum limits: General Aggregate $5,000,000.00; Each Occurrence $5,000,000.00; (c) Workers' Compensation with statutory limits; (d) Employer's Liability insurance with the following limits: Bodily injury by disease each employee $1,000,000.00; Bodily injury by accident each accident $1,000,000.00; Bodily injury by disease policy limit $1,000,000.00; (e) property insurance on special causes of loss insurance form covering any and all personal property of Tenant including but not limited to alterations, improvements (inclusive of the initial improvements (if any) constructed pursuant to Exhibit C), betterments, furniture, fixtures and equipment in an amount not less than their full replacement cost, with a deductible not to exceed $25,000.00; and (f) business auto liability insurance having a combined single limit of not less than One Million Dollars ($1,000,000.00) per accident and insuring Tenant against liability for claims arising out of ownership, maintenance or use of any owned (if any), hired or non-owned automobiles. At all times during the Term, such insurance shall be maintained, and Tenant shall cause a current and valid certificate of such policies to be deposited with Landlord. If Tenant fails to have a current and valid certificate of such policies on deposit with Landlord at all times during the Term and such failure is not cured within three (3) business days following Tenant's receipt of notice thereof from Landlord, Landlord shall have the right, but not the obligation, to obtain such an insurance policy, and Tenant shall be obligated to pay Landlord the amount of the premiums applicable to such insurance within thirty (30) days after Tenant's receipt of Landlord's request for payment thereof. Said policy of general liability insurance shall name Landlord and Landlord's managing agent as additional insureds and Tenant as the insured and Tenant shall use reasonable good faith efforts to cause such insurance to be noncancellable with respect to Landlord except after thirty (30) days' written notice from the insurer to Tenant. Tenant shall provide Landlord with thirty (30) days' notice of cancellation or non-renewal of any insurance Tenant is required to maintain pursuant to this Lease.
13.3    Tenant shall adjust annually the amount of coverage established in Section 13.2 hereof to such amount as in Landlord's reasonable opinion, adequately protects Landlord's interest; provided the same is consistent with the amount of coverage customarily required of comparable tenants in Comparable Buildings.
13.4    Notwithstanding anything in this Lease to the contrary, Landlord and Tenant each hereby waives any and all rights of recovery, claim, action, or cause of action against the other, its agents, employees, licensees, or invitees for any loss or damage to or at the Premises or the Project or any personal property of such party therein or thereon by reason of fire, the elements, or any other cause which would be insured against under the terms of (i) special causes of loss form property insurance or (ii) the liability insurance referred to in Section 13.2, to the extent of such insurance, regardless of cause or origin, including omission of the other party hereto, its agents, employees, licensees, or invitees. Landlord and Tenant covenant that no insurer shall hold any right of subrogation against either of such parties with respect thereto. This waiver shall be ineffective against any insurer of Landlord or Tenant to the extent that such waiver is prohibited by the laws and insurance regulations of the State of

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California. The parties hereto agree that any and all such insurance policies required to be carried by either shall be endorsed with a subrogation clause, substantially as follows: "This insurance shall not be invalidated should the insured waive, in writing prior to a loss, any and all right of recovery against any party for loss occurring to the property described therein, " and shall provide that such party's insurer waives any right of recovery against the other party in connection with any such loss or damage.
13.5    In the event Tenant's occupancy or conduct of business in or on the Premises, whether or not Landlord has consented to the same, results in any increase in premiums for the insurance carried from time to time by Landlord with respect to the Building, Tenant shall pay any such increase in premiums as Rent within thirty (30) days after bills for such additional premiums shall be rendered by Landlord. In determining whether increased premiums are a result of Tenant's use or occupancy of the Premises, a schedule issued by the organization computing the insurance rate on the Building showing the various components of such rate, shall be conclusive evidence of the several items and charges which make up such rate. Tenant shall promptly comply with all reasonable requirements of the insurance authority or of any insurer now or hereafter in effect relating to the Premises.
ARTICLE 14
QUIET ENJOYMENT
14.1    Provided Tenant is not in default under this Lease after the expiration of any period for cure in the performance of all its obligations under this Lease, including, but not limited to, the payment of Rent and all other sums due hereunder, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance by Landlord, subject to the provisions and conditions set forth in this Lease.
ARTICLE 15
ALTERATIONS
15.1    Except as set forth in Exhibit C, Tenant agrees that it shall not make or allow to be made any alterations, physical additions, or improvements in or to the Premises without first obtaining the written consent of Landlord in each instance. As used herein, the term "Minor Alteration" refers to an alteration that (a) does not affect the outside appearance of the Building and is not visible from the Common Areas, (b) is non-structural and does not impair the strength or structural integrity of the Building, and (c) does not affect the mechanical, electrical, HVAC or other systems of the Building. Landlord agrees not to unreasonably withhold its consent to any Minor Alteration. Landlord's consent to any other alteration may be conditioned, given, or withheld in Landlord's sole discretion. Notwithstanding the foregoing, Landlord consents to any repainting, recarpeting, or other purely cosmetic changes or upgrades to the Premises, so long as (i) the aggregate cost of such work is less than $25,000.00 in any twelve-month period, (ii) such work constitutes a Minor Alteration (iii) no building permit is required in connection therewith, and (iv) such work conforms to the then existing Building standards. At the time of said request, Tenant shall submit to Landlord plans and specifications of the proposed alterations, additions, or improvements; and Landlord shall have a period of not less than twenty (20) days therefrom in which to review and approve or disapprove said plans; provided

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that if Landlord determines in good faith that Landlord requires a third party to assist in reviewing such plans and specifications, Landlord shall instead have a period of not less than forty (40) days in which to review and approve or disapprove said plans. Tenant shall pay to Landlord upon demand the reasonable actual out of pocket cost and expense of Landlord in (A) reviewing said plans and specifications, and (B) inspecting the alterations, additions, or improvements to determine whether the same are being performed in accordance with the approved plans and specifications and all laws and requirements of public authorities, including, without limitation, the fees of any architect or engineer employed by Landlord for such purpose. In any instance where Landlord grants such consent, and permits Tenant to use its own contractors, laborers, materialmen, and others furnishing labor or materials for Tenant's construction (collectively, "Tenant's Contractors"), Landlord's consent shall be deemed conditioned upon each of Tenant's Contractors (1) not unreasonably interfering with any laborer utilized by Landlord, Landlord's contractors, laborers, or materialmen; and (2) furnishing Landlord with evidence of acceptable liability insurance, worker's compensation coverage and if required by Landlord, completion bonding, and if at any time such entry by one or more persons furnishing labor or materials for Tenant's work shall cause unreasonable interference, the consent granted by Landlord to Tenant may be withdrawn immediately upon written notice from Landlord to Tenant. Tenant, at its expense, shall obtain all necessary governmental permits and certificates for the commencement and prosecution of alterations, additions, or improvements and for final approval thereof upon completion, and shall cause any alterations, additions, or improvements to be performed in compliance therewith and with all applicable laws and requirements of public authorities and with all applicable requirements of insurance bodies. All alterations, additions, or improvements shall be diligently performed in a good and workmanlike manner, using new materials and equipment at least equal in quality and class to be better than (a) the original installations of the Building, or (b) the then standards for the Comparable Building. Upon the completion of work and upon request by Landlord, Tenant shall provide Landlord copies of all waivers or releases of lien from each of Tenant's Contractors. No alterations, modifications, or additions to the Project or the Premises shall be removed by Tenant either during the Term or upon the Expiration Date or the Termination Date without the express written approval of Landlord. Tenant shall not be entitled to any reimbursement or compensation resulting from its payment of the cost of constructing all or any portion of said improvements or modifications thereto unless otherwise expressly agreed by Landlord in writing. Tenant agrees specifically that no food, soft drink, or other vending machine shall be installed within the Premises, without the prior written consent of Landlord, which shall not be unreasonably withheld, delayed or conditioned.
15.2    Landlord's approval of Tenant's plans for work shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules, and regulations of governmental agencies or authorities, including, but not limited to, the Americans with Disabilities Act. Landlord may, at its option, at Tenant's expense, require that Landlord's contractors be engaged for any work upon the integrated Building mechanical or electrical systems or other Building or leasehold improvements.

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15.3    At least five (5) days prior to the commencement of any work permitted to be done by persons requested by Tenant on the Premises, Tenant shall notify Landlord of the proposed work and the names and addresses of Tenant's Contractors. During any such work on the Premises, Landlord, or its representatives, shall have the right to go upon and inspect the Premises at all reasonable times, and shall have the right to post and keep posted thereon notices of non-responsibility or to take any further action which Landlord may deem to be proper for the protection of Landlord's interest in the Premises.
ARTICLE 16
FURNITURE, FIXTURES, AND PERSONAL PROPERTY
16.1    Tenant, at its sole cost and expense, may remove its trade fixtures, office supplies and moveable office furniture and equipment not attached to the Project or Premises provided:
(a)    Such removal is made prior to the Expiration Date or the Termination Date;
(b)    No Event of Default exists under this Lease at the time of such removal; and
(c)    Tenant promptly repairs all damage caused by such removal.
16.2    If Tenant does not remove its trade fixtures, office supplies, and moveable furniture and equipment as herein above provided prior to the Expiration Date or the Termination Date (unless prior arrangements have been made with Landlord and Landlord has agreed in writing to permit Tenant to leave such items in the Premises for an agreed period), then, in addition to its other remedies, at law or in equity, Landlord shall have the right to have such items removed and stored at Tenant's sole cost and expense and all damage to the Project or the Premises resulting from said removal shall be repaired at the cost of Tenant; Landlord may elect that such items automatically become the property of Landlord upon the Expiration Date or the Termination Date, and Tenant shall not have any further rights with respect thereto or reimbursement therefor subject to the provisions of applicable law. All other property in the Premises, any alterations, or additions to the Premises (including wall-to-wall carpeting, paneling, wall covering, specially constructed or built-in cabinetry or bookcases), and any other article attached or affixed to the floor, wall, or ceiling of the Premises shall become the property of Landlord and shall remain upon and be surrendered with the Premises as a part thereof at the Expiration or Termination Date regardless of who paid therefor; and Tenant hereby waives all rights to any payment or compensation therefor. Except as set forth below, if, however, Landlord so requests, in writing, Tenant shall remove, prior to the Expiration Date or the Termination Date, any and all alterations, additions, fixtures, equipment, and property placed or installed in the Premises and shall repair any damage caused by such removal. Except as set forth below, in addition, if any alterations performed by Tenant do not use materials that conform to the building standards used by Landlord at the time of the particular alteration, Tenant shall (a) at Tenant's sole cost and expense, no later than the expiration of the Term (or no later than fifteen (15) days after the earlier termination of the Term) cause the improvements in the Premises to be restored

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to conform to Landlord's building standard at Tenant's sole cost and expense, or (b) if Landlord so elects in writing, Tenant shall pay Landlord a lump-sum amount determined by Landlord in its reasonable judgment sufficient to pay the cost of restoring the improvements in the Premises to building standard. Prior to commencing any alteration or other improvement, Tenant may request that Landlord notify Tenant whether or not the proposed alteration will be required by Landlord to be removed at the end of the Term.
16.3    All the furnishings, fixtures, equipment, effects, and property of every kind, nature, and description of Tenant and of all persons claiming by, through, or under Tenant which, during the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant, may be on the Premises or elsewhere in the Project shall be at the sole risk and hazard of Tenant, and if the whole or any part thereof shall be destroyed or damaged by fire, water, or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft, or from any other cause, no part of said loss or damage is to be charged to or be borne by Landlord unless due to the gross negligence or willful misconduct of Landlord or its employees, agents or contractors.
16.4    The parties acknowledge that the generator at the Building previously installed by Tenant remains the sole property of Tenant and may be used solely by Tenant. Tenant's rights to continue the use of that generator shall be subject to the following additional terms and provisions: (a) the exercise of Tenant's rights under this Section shall be subject to Tenant's compliance with all laws and acquisition of all approvals and permits required from applicable governmental authorities; (b) the installation, maintenance, monitoring and removal of the generator and storage tank shall be at Tenant's sole cost and expense; (c) Tenant shall comply with all laws pertaining to the operation, maintenance and monitoring of storage tanks, along with any additional reasonable requirements imposed by Landlord in connection therewith, and shall provide Landlord with evidence of such compliance in such form and at such times as Landlord requires; (d) Tenant shall maintain and repair the generator and any storage tank and shall be responsible for all reporting, monitoring, clean up and remediation activities and costs pertaining to any storage tank and materials stored therein or released therefrom; (e) Tenant shall remove the generator and any storage tank at the expiration or earlier termination of the Lease (and obtain a customary closure certificate from applicable governmental authorities in connection with such removal), and restore any damage to the Building or Common Areas that occurs in connection with such removal.
ARTICLE 17
PERSONAL PROPERTY AND OTHER TAXES
17.1    During the Term hereof, Tenant shall pay, prior to delinquency, all business and other taxes, charges, notes, duties, and assessments levied, and rates or fees imposed, charged, or assessed against or in respect of Tenant's occupancy of the Premises or in respect of the personal property, trade fixtures, furnishings, equipment, and all other personal and other property of Tenant contained in the Project (including without limitation taxes and assessments attributable to the cost or value of any leasehold improvements made in or to the Premises by or for Tenant (to the extent that the assessed value of those leasehold improvements

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exceeds the assessed value of standard office improvements in other space in the Project regardless of whether title to those improvements is vested in Tenant or Landlord)), and shall hold Landlord harmless from and against all payment of such taxes, charges, notes, duties, assessments, rates, and fees, and against all loss, costs, charges, notes, duties, assessments, rates, and fees, and any and all such taxes. Tenant shall cause said fixtures, furnishings, equipment, and other personal property to be assessed and billed separately from the real and personal property of Landlord. In the event any or all of Tenant's fixtures, furnishings, equipment, and other personal property shall be assessed and taxed with Landlord's real property, Tenant shall pay to Landlord Tenant's share of such taxes within thirty (30) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes applicable to Tenant's property.
17.2    The demised property herein may be subject to a special assessment levied by the City of Redwood as part of an Improvement District.
ARTICLE 18
ASSIGNMENT AND SUBLETTING
18.1    Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld (except that Landlord shall in no event be obligated to consent to an encumbrance of this Lease or any transfer by operation of law): (a) assign, convey, mortgage or otherwise transfer this Lease or any interest hereunder, or sublease the Premises, or any part thereof, whether voluntarily or by operation of law; or (b) permit the use of the Premises or any part thereof by any person other than Tenant and its employees. Any such transfer, sublease or use described in the preceding sentence (a "Transfer") occurring without the prior written consent of Landlord shall, at Landlord's option, be void and of no effect. Landlord's consent to any Transfer shall not constitute a waiver of Landlord's right to withhold its consent to any future Transfer. Landlord may require as a condition to its consent to any assignment of this Lease that the assignee execute an instrument in which such assignee assumes the remaining obligations of Tenant hereunder; provided that the acceptance of any assignment of this Lease by the applicable assignee shall automatically constitute the assumption by such assignee of all of the remaining obligations of Tenant that accrue following such assignment. The voluntary or other surrender of this Lease by Tenant or a mutual cancellation hereof shall not work a merger and shall, at the option of Landlord, terminate all or any existing sublease or may, at the option of Landlord, operate as an assignment to Landlord of Tenant's interest in any or all such subleases.
18.2    For purposes of this Lease, the term "Transfer" shall also include (i) if a Tenant is a partnership or limited liability company, the withdrawal or change, voluntary, involuntary or by operation of law, of fifty percent (50%) or more of the partners, members or managers thereof, or transfer of twenty-five percent (25%) or more of partnership or membership interests therein within a twelve (12) month period, or the dissolution of the partnership or the limited liability company without immediate reconstitution thereof, and (ii) if Tenant is a corporation whose stock is not publicly held and not traded through an exchange or over the counter or any other form of entity, (A) the dissolution, merger, consolidation or other

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reorganization of Tenant, the sale or other transfer of more than an aggregate of fifty percent (50%) of the voting shares or other interests of or in Tenant (other than to immediate family members by reason of gift or death and other than to an Affiliate (as defined below)), within a twelve (12) month period, or (B) the sale, mortgage, hypothecation or pledge of more than an aggregate of fifty percent (50%) of the value of the unencumbered assets of Tenant within a twelve (12) month period.
18.3    If Tenant desires the consent of Landlord to a Transfer, Tenant shall submit to Landlord, at least thirty (30) days prior to the proposed effective date of the Transfer, a written notice (the "Transfer Notice") which includes (a) the name of the proposed sublessee or assignee, (b) the nature of the proposed sublessee's or assignee's business, (c) the terms and provisions of the proposed sublease or assignment, and (d) current financial statements and information on the proposed sublessee or assignee. Upon receipt of the Transfer Notice, Landlord may request additional information concerning the Transfer or the proposed sublessee or assignee (the "Additional Information"). Subject to Landlord's rights under Section 18.6, Landlord shall not unreasonably withhold its consent to any assignment or sublease (excluding an encumbrance or transfer by operation of law), which consent or lack thereof shall be provided within thirty (30) days of receipt of Tenant's Transfer Notice; provided, however, Tenant hereby agrees that it shall be a reasonable basis for Landlord to withhold its consent if Landlord has not received the Additional Information requested by Landlord. Without limiting any other reasonable basis for Landlord to withhold its consent to the proposed Transfer, Landlord and Tenant agree that for purposes of this Lease and any Applicable Law, Landlord shall not be deemed to have unreasonably withheld its consent if, in the judgment of Landlord: (i) the transferee is of a character or engaged in a business which is not in keeping with the standards or criteria used by Landlord in leasing the Project, or the general character or quality of the Project; (ii) the financial condition of the transferee is such that it may not be able to perform its obligations in connection with this Lease (or otherwise does not satisfy Landlord’s standards for financial standing with respect to tenants under direct leases of comparable economic scope); (iii) the transferee is a tenant of or negotiating for space in the Project or occupies space in the Project or has negotiated with Landlord within the preceding ninety (90) days (or is currently negotiating with Landlord) to lease space in the Project and there is reasonable available space for such transferee in the Project, (iv) any person or entity which directly or indirectly controls, is controlled by, or is under common control with, the transferee, is a tenant of or negotiating for space in the Project or occupies space in the Project or has negotiated with Landlord within the preceding ninety (90) days (or is currently negotiating with Landlord) to lease space in the Project and there is reasonable available space for such transferee in the Project, and the transferee was formed or is being used as a subterfuge to avoid the application of this clause; (v) the transferee has the power of eminent domain, is a governmental agency or an agency or subdivision of a foreign government; (vi) an Event of Default by Tenant has occurred and is uncured at the time Tenant delivers the Transfer Notice to Landlord; (vii)  such a Transfer would violate any term, condition, covenant, or agreement of Landlord involving the Project or any other tenant's lease within it or would give an occupant of the Project a right to cancel or modify its lease; (viii) intentionally omitted; (ix) in Landlord’s judgment, the use of the Premises by the proposed transferee would not be comparable to the types of office use by other tenants in the Project, would result in more than a reasonable density of occupants per square foot of the Premises, would increase the

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burden on elevators or other Building systems or equipment over the burden thereon prior to the proposed Transfer, would require increased services by Landlord or would require any alterations to the Project to comply with applicable laws; (x) the transferee intends to use the space for purposes which are not permitted under this Lease; (xi) the terms of the proposed Transfer would allow the transferee to exercise a right of renewal, right of expansion, right of first offer, or other similar right held by Tenant (or will allow the transferee to occupy space leased by Tenant pursuant to any such right); (xii) the proposed Transfer would result in more than three subleases per each full floor of the Premises being in effect at any one time during the Term; (xiii) any ground lessor or mortgagee whose consent to such Transfer is required pursuant to the applicable ground lease or loan documents fails to consent thereto. Tenant hereby waives any right to terminate the Lease and/or recover damages as remedies for Landlord wrongfully withholding its consent to any Transfer and agrees that Tenant's sole and exclusive remedy therefor shall be to seek specific performance of Landlord's obligation to consent to such Transfer.
18.4    Landlord and Tenant agree that, in the event of any approved assignment or subletting, the rights of any such assignee or sublessee of Tenant herein shall be subject to all of the terms, conditions, and provisions of this Lease, including, without limitation, restriction on use, assignment, and subletting and the covenant to pay Rent. Landlord may collect the rent owing by the assignee or sublessee directly from such assignee or sublessee and apply the amount so collected to the Rent herein reserved. No such consent to or recognition of any such assignment or subletting shall constitute a release of Tenant or any guarantor of Tenant's performance hereunder from further performance by Tenant or such guarantor of covenants undertaken to be performed by Tenant herein. Tenant and any such guarantor shall remain liable and responsible for all Rent and other obligations herein imposed upon Tenant, and Landlord may condition its consent to any Transfer upon the receipt of a written reaffirmation from each such guarantor in a form acceptable to Landlord (which shall not be construed to imply that the occurrence of a Transfer without such a reaffirmation would operate to release any guarantor). Consent by Landlord to a particular assignment, sublease, or other transaction shall not be deemed a consent to any other or subsequent transaction. In any case where Tenant desires to assign, sublease or enter into any related or similar transaction, whether or not Landlord consents to such assignment, sublease, or other transaction, Tenant shall pay any reasonable attorneys' fees incurred by Landlord in connection with such assignment, sublease or other transaction, including, without limitation, fees incurred in reviewing documents relating to, or evidencing, said assignment, sublease, or other transaction; provided that those costs shall not exceed $1,500 with respect to any single Transfer so long as Tenant and the proposed transferee execute Landlord's standard form of consent document without negotiation. All documents utilized by Tenant to evidence any subletting or assignment for which Landlord's consent has been requested and is required hereunder, shall be subject to prior approval (not to be unreasonably withheld, conditioned or delayed) by Landlord or its attorney.
18.5    Tenant shall be bound and obligated to pay Landlord a portion of any sums or economic consideration payable to Tenant by any sublessee, assignee, licensee, or other transferee, within ten (10) days following receipt thereof by Tenant from such sublessee, assignee, licensee, or other transferee, as the case might be, as follows:

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(a)    In the case of an assignment, fifty percent (50%) of any sums or other economic consideration received by Tenant directly as a result of such assignment (but not any consideration for Tenant’s other assets or goodwill) shall be paid to Landlord, after first deducting reasonable costs incurred by Tenant in connection with the Transfer for the following: (i) broker fees, (ii) legal fees incurred in connection with the negotiation and documentation of the Transfer, (iii) accounting fees incurred in connection with the negotiation and documentation of the Transfer, (iv) costs of tenant improvements constructed by Tenant (with Landlord’s prior consent) in connection with the Transfer, (v) reasonable tenant improvement allowances granted by Tenant, and (vi) reasonable rent abatements or concessions granted by Tenant (collective, the “Transaction Costs”).
(b)    In the case of a subletting, fifty percent (50%) of any sums or economic consideration received by Tenant as a result of such subletting shall be paid to Landlord after first deducting the Transaction Costs, which shall be amortized over the term of the sublease.
(c)    Tenant shall provide Landlord with a detailed statement setting forth any sums or economic consideration Tenant either has or will derive from such Transfer, the deductions permitted under (a) and (b) of this Section 18.5, and the calculation of the amounts due Landlord under this Section 18.5. In addition, Landlord or its representative shall have the right at all reasonable times to audit the books and records of Tenant with respect to the calculation of the Transfer profits. If such inspection reveals that the amount paid to Landlord was incorrect, then within thirty (30) days of Tenant’s receipt of the results of such audit, Tenant shall pay Landlord the deficiency and the cost of Landlord’s audit.
18.6    If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, 11 U.S.C. Section 101 et seq. or any successor or substitute therefor (the "Bankruptcy Code"), any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord, and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any such monies or other consideration not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and shall be promptly paid or delivered to Landlord. Any person or entity to whom this Lease is so assigned shall be deemed, without further act or deed, to have assumed all of the remaining obligations arising under this Lease as of the date of such assignment. Any such assignee shall, upon demand therefor, execute and deliver to Landlord an instrument confirming such assumption.
18.7    Landlord shall have the following option with respect to any assignment or subletting proposed by Tenant:
(a)    Landlord has the option, by written notice to Tenant (the "Recapture Notice") within thirty (30) days after receiving any Transfer Notice to recapture the space covered by the proposed sublease or the entire Premises in the case of

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an assignment (the "Subject Space") by terminating this Lease for the Subject Space or taking an assignment or a sublease of the Subject Space from Tenant. A timely Recapture Notice terminates this Lease or creates an assignment or a sublease for the Subject Space for the same term as the proposed Transfer, effective as of the date specified in the Transfer Notice; provided, however, if Tenant delivers a written notice to Landlord within ten (10) days after receiving any Recapture Notice which rescinds its prior Transfer Notice, then the Recapture Notice shall automatically terminate and be of no force or effect. After such termination, Landlord may (but shall not be obligated to) enter into a lease with the party to the sublease or assignment proposed by Tenant.
(b)    To determine the new Base Rent under this Lease in the event Landlord recaptures the Subject Space without terminating this Lease, the original Base Rent under the Lease shall be multiplied by a fraction, the numerator of which is the rentable square feet of the Premises retained by Tenant after Landlord's recapture and the denominator of which is the total rentable square feet in the Premises before Landlord's recapture. The Additional Rent, to the extent that it is calculated on the basis of the rentable square feet within the Premises, shall be reduced to reflect Tenant's proportionate share based on the rentable square feet of the Premises retained by Tenant after Landlord's recapture. This Lease as so amended shall continue thereafter in full force and affect. Either party may require a written confirmation of the amendments to this Lease necessitated by Landlord's recapture of the Subject Space. If Landlord recaptures the Subject Space, Landlord shall, at Landlord's sole expense, construct any partitions required to segregate the Subject Space from the remaining Premises retained by Tenant. Tenant shall, however, pay for painting, covering or otherwise decorating the surfaces of the partitions facing the remaining Premises retained by Tenant.
18.8    Notwithstanding the foregoing, Tenant may Transfer all or part of its interest in this Lease or all or part of the Premises (a “Permitted Transfer”) to the following types of entities (a “Permitted Transferee”) without the written consent of Landlord and with neither Section 18.3, Section 18.5 nor Section 18.7 applying thereto: (a) any parent, subsidiary or affiliate corporation which Controls (as defined below), is Controlled by or is under common Control with Tenant (collectively, an “Affiliate”); (b) any corporation, limited partnership, limited liability partnership, limited liability company or other business entity in which or with which Tenant, an Affiliate of Tenant, or their respective corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions governing merger and consolidation of business entities, so long as in both cases (a) and (b), (i) Tenant’s obligations hereunder are assumed by the Permitted Transferee; and (ii) the Permitted Transferee satisfies the Net Worth Threshold as of the effective date of the Permitted Transfer; or (c) any corporation, limited partnership, limited liability partnership, limited liability company or other business entity which acquires all or substantially all of Tenant’s assets and/or ownership interests, if the Tenant upon completion of the Permitted Transfer satisfies the Net Worth Threshold as of the effective date of the Transfer. Tenant shall remain liable for the performance of all of the obligations of Tenant hereunder, or if Tenant no longer exists because of a merger, consolidation, or acquisition, the surviving or acquiring entity shall expressly assume in writing, the obligations of Tenant hereunder. Additionally, the Permitted Transferee who is or becomes

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the Tenant shall comply with all of the terms and conditions of this Lease, whether accruing prior to and/or from and after the consummation of the Transfer. No later than ten (10) days prior to the effective date of any Permitted Transfer, Tenant agrees to furnish Landlord with (1) copies of the instrument effecting any of the foregoing Transfers, (2) documentation establishing Tenant’s satisfaction of the requirements set forth above applicable to any such Transfer, and (3) evidence of insurance as required under this Lease with respect to the Permitted Transferee. To the extent that legal requirements or confidentiality requirements do not permit Tenant to give Landlord prior notice of the Permitted Transfer, then Tenant may in lieu of the prior notice required under this Section give Landlord notice within ten (10) days after the effective date of the Permitted Transfer, together with the items required in (1), (2) and (3), above in this Section 18.8. The occurrence of a Permitted Transfer shall not waive Landlord’s rights as to any subsequent Transfers. As used herein, the term “Net Worth Threshold” shall mean the proposed Permitted Transferee has a tangible net worth equal to or greater than that of the Tenant immediately preceding such Transfer (determined in accordance with generally accepted accounting principles consistently applied and excluding from the determination of total assets all assets which would be classified as intangible assets under generally accepted accounting principles, including, without limitation, goodwill, licenses, trademarks, trade names, copyrights and franchises), and as evidenced by financial statements audited by a certified public accounting firm reasonably acceptable to Landlord or certified to be accurate by Tenant’s chief financial officer. The term “Control” shall mean the possession of the power to direct or cause the direction of the management and policy of such corporation, partnership, limited liability company or other entity, whether through the ownership of voting securities, by statute or by contract, and whether directly or indirectly through Affiliates. In addition, Landlord's consent shall not be required (and Section 18.3, Section 18.5 and Section 18.7 shall not apply) with respect to the infusion of additional equity capital in Tenant or an initial public offering of equity securities of Tenant under the Securities Act of 1933, as amended, which results in Tenant's stock being traded on a national securities exchange, including, but not limited to, the NYSE, the NASDAQ Stock Market or the NASDAQ Small Cap Market System.
ARTICLE 19
DAMAGE OR DESTRUCTION
19.1    Casualty. If the Premises or Building should be damaged or destroyed by fire or other casualty, Tenant shall give immediate written notice to Landlord. Within thirty (30) days after receipt from Tenant of such written notice, Landlord shall notify Tenant whether the necessary repairs can reasonably be made: (a) within ninety (90) days; (b) in more than ninety (90) days but in less than one hundred eighty (180) days; or (c) in more than one hundred eighty (180) days, in each case after the date of the issuance of permits for the necessary repair or reconstruction of the portion of the Premises or Building which was damaged or destroyed.
19.1.1    Less Than 90 Days. If the Premises or Building should be damaged only to such extent that rebuilding or repairs can reasonably be completed within ninety (90) days after the issuance of permits for the necessary repair or reconstruction of the portion of the Premises which was damaged or destroyed, this Lease shall not terminate and, provided that insurance proceeds are available to pay for the full repair of all damage, Landlord

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shall repair the Premises or Building, except that Landlord shall not be required to rebuild, repair or replace Tenant's furniture, fixtures, furnishings, or equipment (collectively, "Tenant's Property") which may have been placed in, on or about the Premises by or for the benefit of Tenant. If Tenant is required to vacate all or a portion of the Premises during Landlord's repair thereof, the Base Rent payable hereunder shall be abated proportionately on the basis of the size of the area of the Premises that is damaged (i.e., the number of square feet of floor area of the Premises that is damaged compared to the total square footage of the floor area of the Premises) from the date Tenant vacates all or a portion of the Premises that was damaged only to the extent rental abatement insurance proceeds are received by Landlord and only during the period the Premises are unfit for occupancy.
19.1.2    Greater Than 90 Days. If the Premises or Building should be damaged only to such extent that rebuilding or repairs can reasonably be completed in more than ninety (90) days but in less than one hundred eighty (180) days after the issuance of permits for the necessary repair or reconstruction of the portion of the Premises which was damaged or destroyed, then Landlord shall have the option of: (a) terminating the Lease effective upon the occurrence of such damage, in which event the Base Rent shall be abated from the date Tenant vacates the Premises; or (b) electing to repair the Premises, provided insurance proceeds are available to pay for the full repair of all damage (except that Landlord shall not be required to rebuild, repair or replace Tenant's Property). If Tenant is required to vacate all or a portion of the Premises during Landlord's repair thereof, the Base Rent payable hereunder shall be abated proportionately on the basis of the size of the area of the Premises that is damaged (i.e., the number of square feet of floor area of the Premises that is damaged compared to the total square footage of the floor area of the Premises) from the date Tenant vacates all or a portion of the Premises that was damaged only to the extent rental abatement insurance proceeds are received by Landlord and only during the period the Premises are unfit for occupancy. In the event that Landlord should fail to substantially complete such repairs within one hundred eighty (180) days after the issuance of permits for the necessary repair or reconstruction of the portion of the Premises which was damaged or destroyed (such period to be extended for delays caused by Tenant or because of any Force Majeure Events, as hereinafter defined), and Tenant has not reoccupied the Premises, Tenant shall have the right, as Tenant's exclusive remedy, within ten (10) days after the expiration of such one hundred eighty (180) day period, and provided that such repairs have not been substantially completed within such ten (10) day period, to terminate this Lease by delivering written notice to Landlord as Tenant's exclusive remedy, whereupon all rights of Tenant hereunder shall cease and terminate thirty (30) days after Landlord's receipt of such notice.
19.1.3    Greater Than 180 Days. If the Premises or Building should be so damaged that rebuilding or repairs cannot be completed within one hundred eighty (180) days after the issuance of permits for the necessary repair or reconstruction of the portion of the Premises or Building which was damaged or destroyed, either Landlord or Tenant may terminate this Lease by giving written notice within ten (10) days after notice from Landlord specifying such time period of repair, and this Lease shall terminate and the Rent shall be abated from the date Tenant vacates the Premises. In the event that neither party elects to terminate this Lease, Landlord shall commence and prosecute to completion the repairs to the Premises or Building,

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provided insurance proceeds are available to pay for the repair of all damage (except that Landlord shall not be required to rebuild, repair or replace Tenant's Property). If Tenant is required to vacate all or a portion of the Premises during Landlord's repair thereof, the Base Rent payable hereunder shall be abated proportionately on the basis of the size of the area of the Premises that is damaged (i.e., the number of square feet of floor area of the Premises that is damaged compared to the total square footage of the floor area of the Premises), from the date Tenant vacates all or a portion of the Premises that was damaged only to the extent rental abatement insurance proceeds are received by Landlord and only during the period that the Premises are unfit for occupancy.
19.1.4    Casualty During the Last Year of the Lease Term. Notwithstanding any other provisions hereof, if the Premises or Building shall be damaged within the last year of the Lease Term, and if the cost to repair or reconstruct the portion of the Premises or Building which was damaged or destroyed shall exceed $50,000, then, irrespective of the time necessary to complete such repair or reconstruction, Landlord shall have the right, in its sole and absolute discretion, to terminate the Lease effective upon the occurrence of such damage, in which event the Rent shall be abated from the date Tenant vacates the Premises. The foregoing right shall be in addition to any other right and option of Landlord under this Article 19.
19.2    Uninsured Casualty. Tenant shall be responsible for and shall pay to Landlord Tenant's Share of any deductible or retention amount payable under the property insurance for the Building as part of Operating Expenses. In the event that the Premises or any portion of the Building is damaged to the extent Tenant is unable to use the Premises and such damage is not covered by insurance proceeds received by Landlord or in the event that the holder of any indebtedness secured by the Premises requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right at Landlord's option, in Landlord's sole and absolute discretion, either (i) to repair such damage as soon as reasonably possible at Landlord's expense, or (ii) to give written notice to Tenant within thirty (30) days after the date of the occurrence of such damage of Landlord's intention to terminate this Lease as of the date of the occurrence of such damage. In the event Landlord elects to terminate this Lease, Tenant shall have the right within ten (10) days after receipt of such notice to give written notice to Landlord of Tenant's commitment to pay the cost of repair of such damage, in which event this Lease shall continue in full force and effect, and Landlord shall make such repairs as soon as reasonably possible subject to the following conditions: Tenant shall deposit with Landlord Landlord's estimated cost of such repairs not later than five (5) business days prior to Landlord's commencement of the repair work. If the cost of such repairs exceeds the amount deposited, Tenant shall reimburse Landlord for such excess cost within thirty (30) business days after receipt of an invoice from Landlord. Any amount deposited by Tenant in excess of the cost of such repairs shall be refunded within thirty (30) days of Landlord's final payment to Landlord's contractor. If Tenant does not give such notice within the ten (10) day period, or fails to make such deposit as required, Landlord shall have the right, in Landlord's sole and absolute discretion, to immediately terminate this Lease to be effective as of the date of the occurrence of the damage.

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19.3    Waiver. The provisions of this Lease, including this Article 19, constitute an express agreement between Landlord and Tenant with respect to damage to, or destruction of, all or any portion of the Premises or the Project, and any statute or regulation of the State of California, including without limitation Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties (and any other statute or regulation now or hereafter in effect with respect to such rights or obligations), shall have no application to this Lease or to any damage or destruction to all or any portion of the Premises or the Project.
ARTICLE 20
CONDEMNATION
20.1    Total Condemnation. If all of the Premises is condemned by eminent domain, inversely condemned or sold under threat of condemnation for any public or quasi-public use or purpose ("Condemned"), this Lease shall terminate as of the earlier of the date the condemning authority takes title to or possession of the Premises, and Rent shall be adjusted to the date of termination.
20.2    Partial Condemnation. If any portion of the Premises or Building is condemned and such partial condemnation materially impairs Tenant's ability to use the Premises for Tenant's business as reasonably determined by Landlord, Landlord shall have the option in Landlord's sole and absolute discretion of either (i) relocating Tenant to comparable space within the Project or (ii) terminate this Lease as of the earlier of the date title vests in the condemning authority or as of the date an order of immediate possession is issued and Rent shall be adjusted to the date of termination. If such partial condemnation does not materially impair Tenant's ability to use the Premises for the business of Tenant, Landlord shall promptly restore the Premises to the extent of any condemnation proceeds recovered by Landlord, excluding the portion thereof lost in such condemnation, and this Lease shall continue in full force and effect except that after the date of such title vesting or order of immediate possession Rent shall be adjusted as reasonably determined by Landlord.
20.3    Award. If the Premises are wholly or partially condemned, Landlord shall be entitled to the entire award paid for such condemnation, and Tenant waives any claim to any part of the award from Landlord or the condemning authority; provided, however, Tenant shall have the right to recover from the condemning authority such compensation as may be separately awarded to Tenant in connection with costs in removing Tenant's merchandise, furniture, fixtures, leasehold improvements and equipment to a new location. No condemnation of any kind shall be construed to constitute an actual or constructive eviction of Tenant or a breach of any express or implied covenant of quiet enjoyment. Tenant hereby waives the effect of Sections 1265.120 and 1265.130 of the California Code of Civil Procedure.
20.4    Temporary Condemnation. In the event of a temporary condemnation not extending beyond the Term, this Lease shall remain in effect, Tenant shall continue to pay Rent and Tenant shall receive any award made for such condemnation except damages to any of Landlord's property. If a temporary condemnation is for a period which extends beyond the Term, this Lease shall terminate as of the date of initial occupancy by the condemning authority

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and any such award shall be distributed in accordance with the preceding section. If a temporary condemnation remains in effect at the expiration or earlier termination of this Lease, Tenant shall pay Landlord the reasonable cost of performing any obligations required of Tenant with respect to the surrender of the Premises.
ARTICLE 21
HOLD HARMLESS
21.1    Tenant agrees to defend, with counsel approved by Landlord, all actions against Landlord, any member, partner, trustee, stockholder, officer, director, employee, or beneficiary of Landlord (collectively, "Landlord Parties"), holders of mortgages secured by the Premises or the Project and any other party having an interest therein (collectively with Landlord Parties, the "Indemnified Parties") with respect to, and to pay, protect, indemnify, and save harmless, to the extent permitted by law, all Indemnified Parties from and against, any and all liabilities, losses, damages, costs, expenses (including reasonable attorneys' fees and expenses), causes of action, suits, claims, demands, or judgments of any nature to which any Indemnified Party is subject because of its estate or interest in the Premises or the Project arising from (a) injury to or death of any person, or damage to or loss of property on the Premises, the Project, on adjoining sidewalks, streets or ways, or, in any of the foregoing cases, connected with the use, condition, or occupancy by Tenant (or its employees, contractors, invitees or agents) of the Premises, the Project sidewalks streets, or ways, except to the extent, if any, caused by the gross negligence or willful misconduct or breach of this Lease of or by Landlord or its employees, contractors or agents, (b) any violation of this Lease by or attributable to Tenant, or (c) subject to Section 13.4, any act, fault, omission, or other misconduct of Tenant or its agents, contractors, licensees, sublessees, or invitees. Tenant agrees to use and occupy the Premises and other facilities of the Project at its own risk, and hereby releases the Indemnified Parties from any and all claims for any damage or injury to the fullest extent permitted by law except to the extent of Landlord’s gross negligence, wilful misconduct or breach of this Lease.
21.2    Tenant agrees that Landlord shall not be responsible or liable to Tenant, its agents, employees, or invitees for fatal or non-fatal bodily injury or property damage occasioned by the acts or omissions of any other tenant, or such other tenant's agents, employees, licensees, or invitees, of the Project. Landlord shall not be liable to Tenant for losses due to theft, burglary, or damages done by persons on the Project.
ARTICLE 22
DEFAULT BY TENANT
22.1    The term "Event of Default" refers to the occurrence of any one (1) or more of the following:
(d)    Failure of Tenant to pay when due any sum required to be paid hereunder (the "Monetary Default") within five (5) days of receipt of written notice from Landlord; provided, however, that Tenant acknowledges that any such written notice provided hereunder shall be in lieu of, and not in addition to, any notice to pay rent or quit pursuant to any applicable statutes;

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(e)    Failure of Tenant, after fifteen (15) days written notice thereof, to perform any of Tenant's obligations, covenants, or agreements except a Monetary Default, provided that if the cure of any such failure is not reasonably susceptible of performance within such fifteen (15) day period, then an Event of Default of Tenant shall not be deemed to have occurred so long as Tenant has promptly commenced and thereafter diligently prosecutes such cure to completion;
(f)    Tenant, or any guarantor of Tenant's obligations under this Lease (the "Guarantor"), admits in writing that it cannot meet its obligations as they become due; or is declared insolvent according to any law; or assignment of Tenant's or Guarantor's property is made for the benefit of creditors; or a receiver or trustee is appointed for Tenant or Guarantor or its property; or the interest of Tenant or Guarantor under this Lease is levied on under execution or other legal process; or any petition is filed by or against Tenant or Guarantor to declare Tenant bankrupt or to delay, reduce, or modify Tenant's debts or obligations; or any petition filed or other action taken to reorganize or modify Tenant's or Guarantor's capital structure if Tenant is a corporation or other entity. Any such levy, execution, legal process, or petition filed against Tenant or Guarantor shall not constitute a breach of this Lease provided Tenant or Guarantor shall vigorously contest the same by appropriate proceedings and shall remove or vacate the same within ninety (90) days from the date of its creation, service, or filing;
(g)    The abandonment (as defined in California Civil Code section 1951.3) of the Premises by Tenant;
(h)    The discovery by Landlord that any financial statement given by Tenant or any of its assignees, subtenants, successors-in-interest, or Guarantors was materially false; or
(i)    If Tenant or any Guarantor shall die, cease to exist as a corporation or partnership, or be otherwise dissolved or liquidated or become insolvent, or shall make a transfer in fraud of creditors.
22.2    In the event of any Event of Default by Tenant, Landlord, at its option, may pursue one or more of the following remedies without notice or demand in addition to all other rights and remedies provided for at law or in equity:
(a)    Landlord may continue this Lease in full force and effect, and this Lease shall continue in full force and effect as long as Landlord does not terminate Tenant's right to possession, and Landlord shall have the right to collect Rent when due. Landlord may enter the Premises and relet it, or any part of it, to third parties for Tenant's account, provided that any Rent in excess of the Rent due hereunder shall be payable to Landlord. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises, including, without limitation, brokers' commissions, expenses of cleaning and redecorating the Premises required by the reletting and like costs. Reletting may be for a period shorter or longer than the remaining Term of this Lease. Tenant shall pay to Landlord the Rent and other sums due under this Lease on the dates the Rent is

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due, less the Rent and other sums Landlord receives from any reletting. No act by Landlord allowed by this Section 22.2(a) shall terminate this Lease unless Landlord notifies Tenant in writing that Landlord elects to terminate this Lease.
"The lessor has the remedy described in Civil Code Section 1951.4 (lessor may continue the lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign subject only to reasonable limitations)."
(b)    Landlord may terminate Tenant's right to possession of the Premises at any time by giving written notice to that effect. No act by Landlord other than giving written notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession. On termination, Landlord shall have the right to remove all personal property of Tenant and store it at Tenant's cost and to recover from Tenant as damages: (i) the worth at the time of award of unpaid Rent and other sums due and payable which had been earned at the time of termination; plus (ii) the worth at the time of award of the amount by which the unpaid Rent and other sums due and payable which would have been payable after termination until the time of award exceeds the amount of the Rent loss that Tenant proves could have been reasonably avoided; plus (iii) the worth at the time of award of the amount by which the unpaid Rent and other sums due and payable for the balance of the Term after the time of award exceeds the amount of the Rent loss that Tenant proves could be reasonably avoided; plus (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which, in the ordinary course of things, would be likely to result therefrom, including, without limitation, any costs or expenses incurred by Landlord: (A) in retaking possession of the Premises, including reasonable attorneys' fees and costs therefor; (B) maintaining or preserving the Premises for reletting to a new tenant, including repairs or alterations to the Premises for the reletting; (C) leasing commissions; (D) any other costs necessary or appropriate to relet the Premises; and (E) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the laws of the State of California.
The "worth at the time of award" of the amounts referred to in Sections 22.2(b)(i) and 22.2(b)(ii) shall be calculated by allowing interest at the lesser of twelve percent (12%) per annum or the maximum rate permitted by law, on the unpaid Rent and other sums due and payable from the termination date through the date of award. The "worth at the time of award" of the amount referred to in Section 22.2(b)(iii) shall be calculated by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award, plus one percent (1%). Tenant waives redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, or under any other present or future law, if Tenant is evicted or Landlord takes possession of the Premises by reason of any Event of Default by Tenant.

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22.3    If Landlord shall exercise any one or more remedies hereunder granted or otherwise available, it shall not be deemed to be an acceptance or surrender of the Premises by Tenant whether by agreement or by operation of law; it is understood that such surrender can be effected only by the written agreement of Landlord and Tenant. No alteration of security devices and no removal or other exercise of dominion by Landlord over the property of Tenant or others in the Premises shall be deemed unauthorized or constitute a conversion, Tenant hereby consenting to the aforesaid exercise of dominion over Tenant's property within the Premises after any Event of Default.
22.4    Each right and remedy provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, including, but not limited to, suits for injunctive relief and specific performance. The exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity, or by statute or otherwise shall not preclude the simultaneous or later exercise by Landlord for any or all other rights or remedies provided for in this Lease or now or hereafter existing at or in equity or by statute or otherwise. All such rights and remedies shall be considered cumulative and non-exclusive. All costs incurred by Landlord in connection with collecting any Rent or other amounts and damages owing by Tenant pursuant to the provisions of this Lease, or to enforce any provision of this Lease, including reasonable attorneys' fees from the date such matter is turned over to an attorney, whether or not one or more actions are commenced by Landlord, shall also be recoverable by Landlord from Tenant. If any notice and grace period required under subparagraphs 22.1(a) or (b) was not previously given, a notice to pay rent or quit, or to perform or quit, as the case may be, given to Tenant under any statute authorizing the forfeiture of leases for unlawful detainer shall also constitute the applicable notice for grace period purposes required by subparagraphs 22.1(a) or (b). In such case, the applicable grace period under subparagraphs 22.1(a) or (b) and under the unlawful detainer statute shall run concurrently after the one such statutory notice, and the failure of Tenant to cure the default within the greater of the two (2) such grace periods shall constitute both an unlawful detainer and an Event of Default entitling Landlord to the remedies provided for in this Lease and/or by said statute.
22.5    If Tenant should fail to make any payment or cure any default hereunder within the time herein permitted and such failure constitutes an Event of Default (except in the case where if Landlord in good faith believes that action prior to the expiration of any cure period under Section 22.1 is necessary to prevent damage to persons or property, in which case Landlord may act without waiting for such cure period to expire), Landlord, without being under any obligation to do so and without thereby waiving such default, may make such payment and/or remedy such default for the account of Tenant (and enter the Premises for such purpose), and thereupon, Tenant shall be obligated and hereby agrees to pay Landlord, upon demand, all reasonable costs, expenses, and disbursements, plus ten percent (10%) overhead cost incurred by Landlord in connection therewith.
22.6    Intentionally Omitted.

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22.7    Nothing contained in this Article 22 shall limit or prejudice the right of Landlord to prove and obtain as damages in any bankruptcy, insolvency, receivership, reorganization, or dissolution proceeding, an amount equal to the maximum allowed by any statute or rule of law governing such a proceeding and in effect at the time when such damages are to be proved, whether or not such amount be greater, equal, or less than the amounts recoverable, either as damages or Rent, referred to in any of the preceding provisions of this Article 22. Notwithstanding anything contained in this Article to the contrary, any such proceeding or action involving bankruptcy, insolvency, reorganization, arrangement, assignment for the benefit of creditors, or appointment of a receiver or trustee, as set forth above, shall be considered to be an Event of Default only when such proceeding, action, or remedy shall be taken or brought by or against the then holder of the leasehold estate under this Lease.
22.8    Landlord is entitled to accept, receive, in check or money order, and deposit any payment made by Tenant for any reason or purpose or in any amount whatsoever, and apply them at Landlord's option to any obligation of Tenant, and such amounts shall not constitute payment of any amount owed, except that to which Landlord has applied them. No endorsement or statement on any check or letter of Tenant shall be deemed an accord and satisfaction or recognized for any purpose whatsoever. The acceptance of any such check or payment shall be without prejudice to Landlord's rights to recover any and all amounts owed by Tenant hereunder and shall not be deemed to cure any other default nor prejudice Landlord's rights to pursue any other available remedy, Landlord's acceptance of partial payment of Rent does not constitute a waiver of any rights, including without limitation any right Landlord may have to recover possession of the Premises.
22.9    In the event that Tenant's right of possession of the Premises is terminated prior to the end of the initial term by reason of default, then immediately upon such termination, an amount shall be due and payable by Tenant to Landlord equal to the unamortized portion as of that date (which amortization shall be based on an interest rate of eleven percent (11%) per annum and the number of months of unexpired Lease term) of the sum of (a) the cost of Landlord's Work (if any), (b) the Allowance (if any), (c) the value of any free Base Rent (i.e., the Base Rent stated in this Lease to be abated as an inducement to Tenant's entering into this Lease) enjoyed as of that date by Tenant, and (d) the amount of all commissions paid by Landlord in order to procure this Lease (collectively, the "Inducements"). Notwithstanding the foregoing, Landlord shall not be entitled to recover such unamortized portions of the Inducements as provided in this Section 22.9 if, following an uncured default under this Lease by Tenant, Landlord elects to pursue its remedy against Tenant pursuant to California Civil Code Section 1951.4, or if Landlord recovers the discounted present value of all rent payable for the entire term of the Lease pursuant to California Civil Code Section 1951.2. To the extent Landlord recovers the discounted present value of some, but not all, of the rent payable following the termination of this Lease resulting from Tenant's default, the number of months of such rent so recovered by Landlord shall be subtracted from the "number of months of unexpired lease term" in the formula set forth above.
22.10    Tenant waives the right to terminate this Lease on Landlord's default under this Lease. Tenant's sole remedy on Landlord's default is an action for damages or injunctive or

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declaratory relief. Landlord's failure to perform any of its obligations under this Lease shall constitute a default by Landlord under this Lease if the failure continues for thirty (30) days after written notice of the failure from Tenant to Landlord. If the required performance cannot be completed within thirty (30) days, Landlord's failure to perform shall constitute a default under the Lease unless Landlord undertakes to cure the failure within thirty (30) days and diligently and continuously attempts to complete this cure as soon as reasonably possible. All obligations of each party hereunder shall be construed as covenants, not conditions.
ARTICLE 23
INTENTIONALLY OMITTED

ARTICLE 24
INTENTIONALLY OMITTED

ARTICLE 25
ATTORNEYS' FEES
25.1    All costs and expenses, including reasonable attorneys' fees (whether or not legal proceedings are instituted), involved in collecting rents, enforcing the obligations of Tenant, or protecting the rights or interests of Landlord under this Lease, whether or not an action is filed, including without limitation the cost and expense of instituting and prosecuting legal proceedings or recovering possession of the Premises after default by Tenant or upon expiration or sooner termination of this Lease, shall be due and payable by Tenant on demand, as Additional Rent. In addition, and notwithstanding the foregoing, if either party hereto shall file any action or bring any proceeding against the other party arising out of this Lease or for the declaration of any rights hereunder, the prevailing party in such action shall be entitled to recover from the other party all costs and expenses, including reasonable attorneys' fees incurred by the prevailing party, as determined by the trier of fact in such legal proceeding. For purposes of this provision, the terms "attorneys' fees" or "attorneys' fees and costs," or "costs and expenses" shall mean the fees and expenses of legal counsel (including external counsel and in-house counsel) of the parties hereto, which include printing, photocopying, duplicating, mail, overnight mail, messenger, court filing fees, costs of discovery, and fees billed for law clerks, paralegals, investigators and other persons not admitted to the bar for performing services under the supervision and direction of an attorney. For purposes of determining in-house counsel fees, the same shall be considered as those fees normally applicable to a partner in a law firm with like experience in such field. In addition, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs incurred in enforcing any judgment arising from a suit or proceeding under this Lease, including without limitation post-judgment motions, contempt proceedings, garnishment, levy and debtor and third party examinations, discovery and bankruptcy litigation, without regard to schedule or rule of court purporting to restrict such award. This post-judgment award of attorneys' fees and costs provision shall be severable from any other provision of this

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Lease and shall survive any judgment/award on such suit or arbitration and is not to be deemed merged into the judgment/award or terminated with the Lease.
ARTICLE 26
NON-WAIVER
26.1    Neither acceptance of any payment by Landlord from Tenant nor, failure by Landlord to complain of any action, non-action, or default of Tenant shall constitute a waiver of any of Landlord's rights hereunder. Time is of the essence with respect to the performance of every obligation of each party under this Lease in which time of performance is a factor. Waiver by either party of any right or remedy arising in connection with any default of the other party shall not constitute a waiver of such right or remedy or any other right or remedy arising in connection with either a subsequent default of the same obligation or any other default. No right or remedy of either party hereunder or covenant, duty, or obligation of any party hereunder shall be deemed waived by the other party unless such waiver is in writing, signed by the other party or the other party's duly authorized agent.
ARTICLE 27
RULES AND REGULATIONS
27.1    Such reasonable rules and regulations applying to all lessees in the Project for the safety, care, and cleanliness of the Project and the preservation of good order thereon are hereby made a part hereof as Exhibit D, and Tenant agrees to comply with all such rules and regulations. Landlord shall have the right at all times to change such rules and regulations or to amend them in any reasonable and non-discriminatory manner as may be deemed advisable by Landlord, all of which changes and amendments shall be sent by Landlord to Tenant in writing and shall be thereafter carried out and observed by Tenant. Landlord shall not have any liability to Tenant for any failure of any other lessees of the Project to comply with such rules and regulations.
ARTICLE 28
ASSIGNMENT BY LANDLORD
28.1    Landlord shall have the right to transfer or assign, in whole or in part, all its rights and obligations hereunder and in the Premises and the Project. In such event, no liability or obligation shall accrue or be charged to Landlord with respect to the period from and after such transfer or assignment and assumption of Landlord's obligations by the transferee or assignee.
ARTICLE 29
LIABILITY OF LANDLORD
29.1    It is expressly understood and agreed that the obligations of Landlord under this Lease shall be binding upon Landlord and its successors and assigns and any future owner of the Project only with respect to events occurring during its and their respective ownership of the Project. In addition, Tenant agrees to look solely to Landlord's interest in the

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Project for recovery of any judgment against Landlord arising in connection with this Lease, it being agreed that neither Landlord nor any successor or assign of Landlord nor any future owner of the Project, nor any partner, shareholder, member, or officer of any of the foregoing shall ever be personally liable for any such judgment. The limitations of liability contained in this Section 29.1 shall inure to the benefit of Landlord's and the Landlord Parties' present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust), have any liability for the performance of Landlord's obligations under this Lease. Notwithstanding any contrary provision herein, neither Landlord nor the Landlord Parties shall be liable under any circumstances for any indirect or consequential damages or any injury or damage to, or interference with, Tenant's business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring.
ARTICLE 30
SUBORDINATION AND ATTORNMENT
30.1    This Lease, at Landlord's option, shall be subordinate to any present or future mortgage, ground lease or declaration of covenants regarding maintenance and use of any areas contained in any portion of the Building, and to any and all advances made under any present or future mortgage and to all renewals, modifications, consolidations, replacements, and extensions of any or all of same. Tenant agrees, with respect to any of the foregoing documents, that no documentation other than this Lease shall be required to evidence such subordination. If any holder of a mortgage shall elect for this Lease to be superior to the lien of its mortgage and shall give written notice thereof to Tenant, then this Lease shall automatically be deemed prior to such mortgage whether this Lease is dated earlier or later than the date of said mortgage or the date of recording thereof. Tenant agrees to execute such documents as may be further required to evidence such subordination or to make this Lease prior to the lien of any mortgage or deed of trust, as the case may be, and by failing to do so within five (5) days after written demand, Tenant does hereby make, constitute, and irrevocably appoint Landlord as Tenant's attorney-in-fact and in Tenant's name, place, and stead, to do so. This power of attorney is coupled with an interest. Tenant hereby attorns to all successor owners of the Building, whether or not such ownership is acquired as a result of a sale through foreclosure or otherwise. As of the date of this Lease, there is no (a) deed of trust or mortgage encumbering the Project or (b) ground lease affecting the Building.
30.2    Each party shall, at such time or times as the other party may request, upon not less than ten (10) days' prior written request by the requesting party, sign and deliver to the requesting party a certificate stating whether this Lease is in full force and effect; whether any amendments or modifications exist; whether any Monthly Rent has been prepaid and, if so, how much; whether to the knowledge of the certifying party there are any defaults hereunder; and in the circumstance where Landlord is the requesting party, such other information and agreements as may be reasonably requested, it being intended that any such statement delivered pursuant to this Article may be relied upon by the requesting party and by any prospective

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purchaser of all or any portion of the requesting party's interest herein, or a holder or prospective holder of any mortgage encumbering the Building. Tenant's failure to deliver such statement within five (5) days after Landlord's second written request therefor shall constitute an Event of Default (as that term is defined elsewhere in this Lease) and shall conclusively be deemed to be an admission by Tenant of the matters set forth in the request for an estoppel certificate.
30.3    Tenant shall deliver to Landlord prior to the execution of this Lease and thereafter at any time upon Landlord's request, Tenant's current audited financial statements, including a balance sheet and profit and loss statement for the most recent prior year (collectively, the "Statements"), which Statements shall accurately and completely reflect the financial condition of Tenant. Landlord shall have the right to deliver the same to any proposed purchaser of the Building or the Project, and to any encumbrancer of all or any portion of the Building or the Project. Notwithstanding the foregoing, if (i) Tenant is required to file reports under the Securities Exchange Act of 1934, as amended, (ii) Tenant is current in its reporting obligations thereunder, and (iii) the reports required by such act are available to the public, including Landlord, then Tenant shall not be obligated to provide Landlord with financial statements pursuant to this Section 30.3.
30.4    As a condition to the subordination in Section 30.1 of this Lease to its mortgage or deed of trust, any future mortgagee or beneficiary shall deliver to Tenant a written subordination and non-disturbance agreement in recordable form acceptable to such mortgagee or beneficiary in its sole discretion providing that so long as Tenant performs all of the terms of this Lease, Tenant's possession under this Lease shall not be disturbed and Tenant shall not be joined by the holder of any mortgage or deed of trust in any action or proceeding to foreclose thereunder, except where such is necessary for jurisdictional or procedural reasons. Landlord agrees to use commercially reasonable efforts to obtain a written subordination and non-disturbance agreement from such mortgagee or beneficiary in a form reasonably acceptable to Tenant; provided that Tenant shall pay all costs incurred by Landlord in obtaining that subordination and non-disturbance agreement. "Commercially reasonable efforts" of Landlord shall not require Landlord to incur any cost, expense or liability to obtain such agreement, it being agreed that Tenant shall be responsible for any fee or review costs charged by such mortgagee or beneficiary. Landlord's failure to obtain a non-disturbance, subordination and attornment agreement for Tenant shall have no effect on the rights, obligations and liabilities of Landlord and Tenant or be considered to be a default by Landlord hereunder.
ARTICLE 31
HOLDING OVER
31.1    In the event Tenant, or any party claiming under Tenant, retains possession of the Premises after the Expiration Date or Termination Date, such possession shall be that of a holdover tenant and an unlawful detainer. No tenancy or interest shall result from such possession, and such parties shall be subject to immediate eviction and removal. Tenant or any such party shall pay Landlord, as Base Rent for the period of such holdover, an amount equal to one hundred fifty percent (150%) of the Base Rent otherwise provided for herein, during the time of holdover together with all other Additional Rent and other amounts payable pursuant to the

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terms of this Lease. Tenant shall also be liable for any and all damages sustained by Landlord as a result of such holdover. Tenant shall vacate the Premises and deliver same to Landlord immediately upon Tenant's receipt of notice from Landlord to so vacate. The Rent during such holdover period shall be payable to Landlord on demand. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend the Term of this Lease.
ARTICLE 32
SIGNS
32.1    No sign, symbol, or identifying marks shall be put upon the Project, Building, in the halls, elevators, staircases, entrances, parking areas, or upon the doors or walls, without the prior written approval of Landlord. Should such approval ever be granted, all signs or lettering shall conform in all respects to the sign and/or lettering criteria established by Landlord. Landlord, at Landlord's sole cost and expense, reserves the right to change the door plaques as Landlord deems reasonably desirable.
32.2    Tenant may retain one line of signage (the "Monument Signage") on the Building monument sign identifying Tenant's name. The graphics, materials, color, design, lettering, size and specifications of Tenant's Monument Signage shall be subject to the approval of Landlord and all applicable governmental authorities and shall conform to Landlord's approved sign plan for the Building. At the expiration or earlier termination of this Lease or termination of Tenant's sign rights as provided below, Landlord shall, at Tenant's sole cost and expense, cause the Monument Signage to be removed and the area of the monument sign affected by the Monument Signage to be restored to the condition existing prior to the installation of Tenant's Monument Signage. The right to Monument Signage is personal to the initially named Tenant in this Lease or any Permitted Transferee. All of Tenant's rights to install and maintain Monument Signage on the monument sign in accordance with this Section 32.2 shall permanently terminate upon notice from Landlord following (a) a Monetary Default under this Lease and/or (b) the date upon which Tenant or any Permitted Transferee ceases to occupy all or substantially all of the Premises.
32.3    Landlord, at Tenant's sole cost and expense, shall provide Tenant with Building standard lobby and suite signage.
32.4    Landlord hereby approves of Tenant's signage that is existing and installed as of the date of this Lease.
ARTICLE 33
HAZARDOUS SUBSTANCES
33.1    Except for Hazardous Material (as defined below) contained in products used by Tenant for ordinary cleaning and office purposes in quantities not violative of applicable Environmental Requirements ("Ordinary Materials"), Tenant shall not permit or cause any party to bring any Hazardous Material upon the Premises and/or the Project or transport, store, use, generate, manufacture, dispose, or release any Hazardous Material on or from the Premises and/or the Project without Landlord's prior written consent. Tenant, at its sole cost and expense, shall

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operate its business in the Premises in strict compliance with all Environmental Requirements (as defined below) and all requirements of this Lease. Tenant shall complete and certify to disclosure statements as requested by Landlord from time to time relating to Tenant's transportation, storage, use, generation, manufacture, or release of Hazardous Materials (other than Ordinary Materials) on the Premises, and Tenant shall promptly deliver to Landlord a copy of any notice of violation relating to the Premises or the Project of any Environmental Requirement.
33.2    The term "Environmental Requirements" means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, permits, authorizations, orders, policies or other similar requirements of any governmental authority, agency or court regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; the Clean Air Act; the Clean Water Act; the Toxic Substances Control Act and all state and local counterparts thereto; all applicable California requirements, including, but not limited to, Sections 25115, 25117, 25122.7, 25140, 25249.8, 25281, 25316 and 25501 of the California Health and Safety Code and Title 22 of the California Code of Regulations, Division 4.5, Chapter 11, and any policies or rules promulgated thereunder as well as any County or City ordinances that may operate independent of, or in conjunction with, the State programs, and any common or civil law obligations including, without limitation, nuisance or trespass, and any other requirements of Article 3 of this Lease. The term "Hazardous Materials" means and includes any substance, material, waste, pollutant, or contaminant that is or could be regulated under any Environmental Requirement or that may adversely affect human health or the environment, including, without limitation, any solid or hazardous waste, hazardous substance, asbestos, petroleum (including crude oil or any fraction thereof, natural gas, synthetic gas, polychlorinated biphenyls (PCBs), and radioactive material). For purposes of Environmental Requirements, to the extent authorized by law, Tenant is and shall be deemed to be the responsible party, including without limitation, the "owner" and "operator" of Tenant's "facility" and the "owner" of all Hazardous Materials brought on the Premises by Tenant, its agents, employees, contractors or invitees, and the wastes, by-products, or residues generated, resulting, or produced therefrom.
33.3    Tenant, at its sole cost and expense, shall remove all Hazardous Materials stored, disposed of or otherwise released by Tenant, its assignees, subtenants, agents, employees, contractors or invitees (collectively, the "Tenant Parties") onto or from the Premises, in a manner and to a level that complies with all Environmental Requirements and does not limit any future uses of the Premises or require the recording of any deed restriction or notice regarding the Premises. Tenant shall perform such work at any time during the Term of the Lease upon written request by Landlord or, in the absence of a specific request by Landlord, before Tenant's right to possession of the Premises terminates or expires. If Tenant fails to perform such work within the time period specified by Landlord or before Tenant's right to possession terminates or expires (whichever is earlier), Landlord may at its discretion, and without waiving any other remedy available under this Lease or at law or equity (including without limitation an action to compel Tenant to perform such work), perform such work at Tenant's cost. Tenant shall pay all costs

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incurred by Landlord in performing such work within thirty (30) days after Landlord's request therefor. Such work performed by Landlord is on behalf of Tenant and Tenant remains the owner, generator, operator, transporter, and/or arranger of the Hazardous Materials for purposes of Environmental Requirements. Tenant agrees not to enter into any agreement with any person, including without limitation any governmental authority, regarding the removal of Hazardous Materials that have been disposed of or otherwise released onto or from the Premises without the written approval of Landlord.
33.4    Tenant shall indemnify, defend, and hold Landlord harmless from and against any and all losses (including, without limitation, diminution in value of the Premises or the Project and loss of rental income from the Project), claims, demands, actions, suits, damages (including, without limitation, punitive damages), expenses (including, without limitation, remediation, removal, repair, corrective action, or cleanup expenses), and costs (including, without limitation, actual attorneys' fees, consultant fees or expert fees and including, without limitation, removal or management of any asbestos brought into the Premises, regardless of whether such removal or management is required by law) which are brought or recoverable against, or suffered or incurred by Landlord as a result of any release of Hazardous Materials or any breach of the requirements under this Article 33 by Tenant, its agents, employees, contractors, subtenants, assignees or invitees, regardless of whether Tenant had knowledge of such noncompliance. The obligations of Tenant under this Article 33 shall survive any termination of this Lease.
33.5    Landlord shall have access to, and a right to perform inspections and tests of, the Premises to determine Tenant's compliance with Environmental Requirements, its obligations under this Article 33, or the environmental condition of the Premises. Access shall be granted to Landlord upon Landlord's prior notice to Tenant and at such times so as to minimize, so far as may be reasonable under the circumstances, any disturbance to Tenant's operations. Such inspections and tests shall be conducted at Landlord's expense, unless such inspections or tests reveal that Tenant has not complied with any Environmental Requirement, in which case Tenant shall reimburse Landlord for the reasonable cost of such inspection and tests. Landlord's receipt of or satisfaction with any environmental assessment in no way waives any rights that Landlord holds against Tenant. Tenant shall promptly notify Landlord of any communication or report that Tenant makes to any governmental authority regarding any possible violation of Environmental Requirements or release or threat of release of any Hazardous Materials onto or from the Premises. Tenant shall, within five (5) days of receipt thereof, provide Landlord with a copy of any documents or correspondence received from any governmental agency or other party relating to a possible violation of Environmental Requirements or claim or liability associated with the release or threat of release of any Hazardous Materials onto or from the Premises.
33.6    In addition to all other rights and remedies available to Landlord under this Lease or otherwise, Landlord may, in the event of a breach of the requirements of this Article 33 by Tenant or any other of the Tenant Parties that is not cured within thirty (30) days following notice of such breach by Landlord, require Tenant to provide financial assurance (such as insurance, escrow of funds or third party guarantee) in an amount and form satisfactory to

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Landlord. The requirements of this Article 33 are in addition to and not in lieu of any other provision in the Lease.
33.7    Landlord hereby informs Tenant, and Tenant hereby acknowledges, that the Premises and adjacent properties overlie a former solid waste landfill site commonly known as the Westport Landfill ("Former Landfill"). Landlord further informs Tenant, and Tenant hereby acknowledges, that (i) prior testing has detected the presence of low levels of certain volatile and semi-volatile organic compounds and other contaminants in the groundwater, in the leachate from the landfilled solid waste, and/or in certain surface waters of the Project, as more fully described in the California Regional Water Quality Control Board, San Francisco Bay Region's ("Regional Board") Order No. R2-2003-0074 (Updated Waste Discharge Requirements and Rescission of Order No. 94-181) (“Order”), (ii) methane gas is or may be generated by the landfilled solid waste (item "i" immediately preceding and this item "ii" are hereafter collectively referred to as the "Landfill Contamination"), and (iii) the Premises and the Former Landfill are subject to the Order. The Order is attached hereto as Exhibit H. As evidenced by their initials on said Exhibit H, Tenant acknowledges that Landlord has provided Tenant with copies of the Order, and Tenant acknowledges that Tenant and Tenant’s experts (if any) have had ample opportunity to review the Order and that Tenant has satisfied itself as to the environmental conditions of the Property and the suitability of such conditions for Tenant’s intended use of the Property. Additional environmental reports are available for Tenant’s review at Landlord’s offices. In the event the Regional Board determines that the majority of the Premises cannot be occupied for a period in excess of thirty (30) days due to the any Hazardous Materials conditions related to the Landfill Contamination, then, provided Tenant has not caused and/or contributed to the incident responsible for said occupancy restriction, Tenant may terminate this Lease provided Tenant gives Landlord written notice within twenty (20) days of Tenant’s receipt of notice that the Premises cannot be occupied for the purpose referenced in this Lease of its election to so terminate the Lease in the event Tenant cannot occupy the majority of the Premises at the conclusion of the thirty (30) day period. In the event said notice is received by Landlord as required herein and the majority of the Premises cannot be occupied as referenced above, this Lease shall thereafter terminate on the date of termination referenced in said Tenant notice (which date shall not be less than thirty (30) days from the date the Premises are deemed un-occupiable). Tenant agrees to reasonably cooperate and provide Landlord and the Regional Board or their authorized representatives, upon presentation of credentials, during normal business hours, immediate entry upon the Premises to assess any and all aspects of the environmental condition of the Project and its use, including, but not limited to, conducting any environmental assessment or audit, taking samples of soil, groundwater or other water, air or building materials, the inspection of treatment equipment, monitoring equipment or monitoring methods, or sampling of any discharge governed by the Order. Nothing in this Article 33 shall be deemed to release Landlord from the obligation to comply with the Order at Landlord's sole cost and not as a reimbursable expense.
ARTICLE 34
COMPLIANCE WITH LAWS AND OTHER REGULATIONS

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34.1    Tenant, at its sole cost and expense, shall promptly comply with all laws, statutes, ordinances, and governmental rules, regulations, or requirements now in force or which may hereafter become in force, of federal, state, county, and municipal authorities, including, but not limited to, the Americans with Disabilities Act, with the requirements of any board of fire underwriters or other similar body now or hereafter constituted, and with any occupancy certificate issued pursuant to any law by any public officer or officers, which impose, any duty upon Landlord or Tenant, insofar as any thereof relate to or affect the condition, use, alteration, or occupancy of the Premises. Landlord's approval of Tenant's plans for any improvements shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules, and regulations of governmental agencies or authorities, including, but not limited to, the Americans with Disabilities Act. Tenant shall not be obligated to make any capital improvements to the Premises in order to comply with Applicable Laws, except to the extent the capital improvement is required due to a Trigger Event (as defined below). As used herein, the term "Trigger Event" means one or more of the following events or circumstances:
(a)    Tenant's particular use of the Premises (other than normal office uses);
(b)    The manner of conduct of Tenant's business or operation of its installations, equipment or other property outside those of normal office use; or
(c)    The performance of any improvements or alterations by Tenant or the installation of any Tenant systems by Tenant. Notwithstanding the foregoing, if compliance work outside of the Premises is required due to the construction of the Tenant Improvements pursuant to the attached Tenant Work Letter provided that such Tenant Improvements are consistent with the Approved Plans (as defined in the attached Tenant Work Letter), Landlord shall be responsible for performing that compliance work at Landlord’s cost not reimbursable as an Operating Expense.
34.2    As an inducement to Landlord to enter into this Lease, Tenant hereby represents and warrants that: (i) Tenant is not, nor is it owned or controlled directly or indirectly by, any person, group, entity or nation named on any list issued by the Office of Foreign Assets Control of the United States Department of the Treasury pursuant to Executive Order 13224 or any similar list or any law, order, rule or regulation or any Executive Order of the President of the United States as a terrorist, "Specially Designated National and Blocked Person" or other banned or blocked person (any such person, group, entity or nation being hereinafter referred to as a "Prohibited Person"); (ii) Tenant is not (nor is it owned or controlled, directly or indirectly, by any person, group, entity or nation which is) acting directly or indirectly for or on behalf of any Prohibited Person; and (iii) neither Tenant (nor any person, group, entity or nation which owns or controls Tenant, directly or indirectly) has conducted or will conduct business or has engaged or will engage in any transaction or dealing with any Prohibited Person, including without limitation any assignment of this Lease or any subletting of all or any portion of the Premises or the making or receiving of any contribution of funds, goods or services to or for the benefit of a Prohibited Person. Tenant covenants and agrees (a) to comply with all requirements

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of law relating to money laundering, anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect, (b) to immediately notify Landlord in writing if any of the representations, warranties or covenants set forth in this Section 34.2 are no longer true or have been breached or if Tenant has a reasonable basis to believe that they may no longer be true or have been breached, (c) not to use funds from any Prohibited Person to make any payment due to Landlord under the Lease and (d) at the request of Landlord, to provide such information as may be requested by Landlord to determine Tenant's compliance with the terms hereof. Any breach by Tenant of the foregoing representations and warranties shall be deemed an Event of Default by Tenant under this Lease and shall be covered by the indemnity provisions of Section 21.1 above. The representations and warranties contained in this subsection shall be continuing in nature and shall survive the expiration or earlier termination of this Lease.
34.3    Pursuant to California Civil Code Section 1938, Tenant is hereby notified that, as of the date hereof, the Property has not undergone an inspection by a "Certified Access Specialist." Tenant acknowledges that Landlord has made no representation regarding compliance of the Premises or the Building with accessibility standards.
ARTICLE 35
SEVERABILITY
35.1    This Lease shall be construed in accordance with the laws of the State of California. If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws effective during the Term, then it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of both parties that in lieu of each clause or provision that is illegal, or unenforceable, there is added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and still be legal, valid, and enforceable.
ARTICLE 36
NOTICES
36.1    Whenever in this Lease it shall be required or permitted that notice or demand be given or served by either party to this Lease to or on the other, such notice or demand shall be given or served in writing and delivered personally, or forwarded by certified or registered mail, postage prepaid, or recognized overnight courier, addressed to Landlord's address and Tenant's address, as applicable, as specified in the Basic Lease Information. Either party may change its address for notice from time to time by serving written notice of the new address as provided in this Article 36.
36.2    Notice hereunder shall become effective upon (a) delivery in case of personal delivery and (b) receipt or refusal in case of certified or registered mail or delivery by overnight courier.
ARTICLE 37
OBLIGATIONS OF, SUCCESSORS, PLURALITY, GENDER

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37.1    Landlord and Tenant agree that all the provisions hereof are to be construed as covenants and agreements as though the words imparting such covenants were used in each paragraph hereof, and that, except as restricted by the provisions hereof, shall bind and inure to the benefit of the parties hereto, their respective heirs, legal representatives, successors, and assigns. If the rights of Tenant hereunder are owned by two or more parties, or two or more parties are designated herein as Tenant, then all such parties shall be jointly and severally liable for the obligations of Tenant hereunder. Whenever the singular or plural number, masculine or feminine or neuter gender is used herein, it shall equally include the other.
ARTICLE 38
ENTIRE AGREEMENT
38.1    This Lease and any attached addenda or exhibits constitute the entire agreement between Landlord and Tenant. No prior or contemporaneous written or oral leases or representations shall be binding. This Lease shall not be amended, changed, or extended except by written instrument signed by Landlord and Tenant.
38.2    THE SUBMISSION OF THIS LEASE BY LANDLORD, ITS AGENT OR REPRESENTATIVE FOR EXAMINATION OR EXECUTION BY TENANT DOES NOT CONSTITUTE AN OPTION OR OFFER TO LEASE THE PREMISES UPON THE TERMS AND CONDITIONS CONTAINED HEREIN OR A RESERVATION OF THE PREMISES IN FAVOR OF TENANT, IT BEING INTENDED HEREBY THAT THIS LEASE SHALL ONLY BECOME EFFECTIVE UPON THE EXECUTION HEREOF BY LANDLORD AND DELIVERY OF A FULLY EXECUTED LEASE TO TENANT.
ARTICLE 39
CAPTIONS
39.1    Paragraph captions are for Landlord's and Tenant's convenience only, and neither limit nor amplify the provisions of this Lease.
ARTICLE 40
CHANGES
40.1    Should any mortgagee require a modification of this Lease, which modification will not bring about any increased cost or expense to Tenant or in any other way adversely change the rights and obligations of Tenant hereunder, then and in such event Tenant agrees that this Lease may be so modified.
ARTICLE 41
AUTHORITY
41.1    All rights and remedies of Landlord under this Lease, or those which may be provided by law, may be exercised by Landlord in its own name individually, or in its name by its agent, and all legal proceedings for the enforcement of any such rights or remedies, including distress for Rent, unlawful detainer, and any other legal or equitable proceedings may

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be commenced and prosecuted to final judgment and be executed by Landlord in its own name individually or in its name by its agent. Landlord and Tenant each represent to the other that each has full power and authority to execute this Lease and to make and perform the agreements herein contained, and Tenant expressly stipulates that any rights or remedies available to Landlord, either by the provisions of this Lease or otherwise, may be enforced by Landlord in its own name individually or in its name by its agent or principal.
ARTICLE 42
BROKERAGE
42.1    Tenant represents and warrants to Landlord that it has dealt only with Tenant's Broker and Landlord's Broker, in negotiation of this Lease. Landlord shall make payment of the brokerage fee due the Landlord's Broker pursuant to and in accordance with a separate agreement between Landlord and Landlord's Broker. Landlord's Broker shall pay a portion of its commission to Tenant's Broker pursuant to a separate agreement between Landlord's Broker and Tenant's Broker. Except for amounts owing to Landlord's Broker and Tenant's Broker, each party hereby agrees to indemnify and hold the other party harmless of and from any and all damages, losses, costs, or expenses (including, without limitation, all attorneys' fees and disbursements) by reason of any claim of or liability to any other broker or other person claiming through the indemnifying party and arising out of or in connection with the negotiation, execution, and delivery of this Lease. Additionally, except as may be otherwise expressly agreed upon by Landlord in writing, Tenant acknowledges and agrees that Landlord and/or Landlord's agent shall have no obligation for payment of any brokerage fee or similar compensation to any person with whom Tenant has dealt or may in the future deal with respect to leasing of any additional or expansion space in the Building or renewals or extensions of this Lease.
ARTICLE 43
EXHIBITS
43.1    Exhibits A through H are attached hereto and incorporated herein for all purposes and are hereby acknowledged by both parties to this Lease.
ARTICLE 44
APPURTENANCES
44.1    The Premises include the right of ingress and egress thereto and therefrom; however, Landlord reserves the right to make changes and alterations to the Building, fixtures and equipment thereof, in the street entrances, doors, halls, corridors, lobbies, passages, elevators, escalators, stairways, toilets and other parts thereof which Landlord may deem necessary or desirable; provided that Tenant at all times has a means of access to the Premises (subject to a temporary interruption due to Force Majeure Events or necessary maintenance that cannot reasonably be performed without such interruption of access). Neither this Lease nor any use by Tenant of the Building or any passage, door, tunnel, concourse, plaza or any other area connecting the garages or other buildings with the Building, shall give Tenant any right or easement of such use and the use thereof may, without notice to Tenant, be regulated or discontinued at any time and from time to time by Landlord without liability of any kind to

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Tenant and without affecting the obligations of Tenant under this Lease. In exercising its rights under this Section 44.1, Landlord shall make commercially reasonable efforts to minimize the disruption to Tenant's business operations during standard business hours.
ARTICLE 45
PREJUDGMENT REMEDY, REDEMPTION, COUNTERCLAIM, AND JURY
45.1    Tenant, for itself and for all persons claiming through or under it, hereby expressly waives any and all rights which are, or in the future may be, conferred upon Tenant by any present or future law to redeem the Premises, or to any new trial in any action for ejection under any provisions of law, after reentry thereupon, or upon any part thereof, by Landlord, or after any warrant to dispossess or judgment in ejection. If Landlord shall acquire possession of the Premises by summary proceedings, or in any other lawful manner without judicial proceedings, it shall be deemed a reentry within the meaning of that word as used in this Lease. In the event that Landlord commences any summary proceedings or action for nonpayment of Rent or other charges provided for in this Lease, Tenant shall not interpose any counterclaim of any nature or description in any such proceeding or action except to the extent that failure to interpose such counterclaim would constitute a forfeiture of that counterclaim by Tenant. Tenant and Landlord both waive a trial by jury of any or all issues arising in any action or proceeding between the parties hereto or their successors, under or connected with this Lease, or any of its provisions.
ARTICLE 46
RECORDING
46.1    Tenant shall not record this Lease but will, at the request of Landlord, execute a memorandum or notice thereof in recordable form satisfactory to both Landlord and Tenant specifying the date of commencement and expiration of the Term of this Lease and other information required by statute. Either Landlord or Tenant may then record said memorandum or notice of lease at the cost of the recording party.
ARTICLE 47
MORTGAGEE PROTECTION
47.1    Tenant agrees to give any mortgagees and/or trust deed holders, by registered mail, a copy of any notice of default served upon Landlord, provided that prior to such notice Tenant has been notified, in writing of the address of such mortgagees and/or trust deed holders. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the mortgagees and/or trust deed holders shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure) in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

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ARTICLE 48
OTHER LANDLORD CONSTRUCTION
48.1    Tenant acknowledges that portions of the Project may be under construction following Tenant's occupancy of the Premises, and that such construction may result in levels of noise, dust, odor, obstruction of access, etc. which are in excess of that present in a fully constructed project. Tenant hereby waives any and all rent offsets or claims of constructive eviction which may arise in connection with such construction. If any excavation or construction is made adjacent to, upon or within the Building, or any part thereof, Tenant shall afford to any and all persons causing or authorized to cause such excavation or construction license to enter upon the Premises for the purpose of doing such work as such persons shall deem necessary to preserve the Building or any portion thereof from injury or damage and to support the same by proper foundations, braces and supports, without any claim for damages or indemnity or abatement of Rent (subject to the express provisions of this Lease), or of a constructive or actual eviction of Tenant.
48.2    It is specifically understood and agreed that Landlord has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, the Building, or any part thereof and that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant except as specifically set forth herein or in the attached Tenant Work Letter. However, Tenant hereby acknowledges that Landlord is currently renovating or may during the Lease Term renovate, improve, alter, or modify (collectively, the "Renovations") the Project, the Building and/or the Premises. Tenant hereby agrees that such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent. Landlord shall have no responsibility and shall not be liable to Tenant for any injury to or interference with Tenant's business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant's personal property or improvements resulting from the Renovations, or for any inconvenience or annoyance occasioned by such Renovations.
48.3    In exercising its rights under this Article 48, Landlord shall make commercially reasonable efforts to minimize the disruption to Tenant's business operations during standard business hours.
ARTICLE 49
PARKING
49.1    The use by Tenant, its employees and invitees, of the parking facilities of the Project shall be on the terms and conditions set forth in Exhibit E attached hereto and by this reference incorporated herein and shall be subject to such other agreement between Landlord and Tenant as may hereinafter be established and to such other rules and regulations as Landlord may reasonably establish. Tenant, its employees and invitees shall use no more than the Maximum Parking Allocation. Tenant's use of the parking spaces shall be confined to the Project. Tenant acknowledges that other tenants of the Project and the tenants of the other buildings, their employees and invitees, may be given the right to park at the Project provided that it does not

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materially interfere with Tenant’s right to its Maximum Parking Allocation. Tenant's right to use the Maximum Parking Allocation shall be without direct charge, other than Operating Expenses and Taxes otherwise payable under Article 5 of this Lease.
ARTICLE 50
ELECTRICAL CAPACITY
50.1    Tenant covenants and agrees that at all times, its use of electric energy shall never exceed the capacity of the existing feeders to the Building or the risers of wiring installation. Any riser or risers to supply Tenant's electrical requirements upon written request of Tenant shall be installed by Landlord at the sole cost and expense of Tenant, if, in Landlord's sole judgment, the same are necessary and will not cause or create a dangerous or hazardous condition or entail excess or unreasonable alterations, repairs or expense or interfere with or disrupt other tenants or occupants.
ARTICLE 51
OPTION TO EXTEND LEASE
51.1    Extension Option. Tenant shall have the option to extend this Lease (the "Extension Option") for one additional term of five (5) years (the "Extension Period"), upon the terms and conditions hereinafter set forth:
(a)    If the Extension Option is exercised, then the Base Rent per annum for such Extension Period (the "Option Rent") shall be an amount equal to the Fair Market Rental Value (as defined hereinafter) for the Premises as of the commencement of the Extension Option for such Extension Period; provided, however, that the Option Rent shall in no event be less than the Base Rent scheduled to be paid during the year immediately prior to the commencement of the Extension Period.
(b)    The Extension Option must be exercised by Tenant, if at all, only at the time and in the manner provided in this Section 51.1(b).
(i)    If Tenant wishes to exercise the Extension Option, Tenant must, on or before the date occurring nine (9) months before the expiration of the initial Lease Term (but not before the date that is twelve (12) months before the expiration of the Initial Lease Term), exercise the Extension Option by delivering written notice (the "Exercise Notice") to Landlord. If Tenant timely and properly exercises its Extension Option, the Lease Term shall be extended for the Extension Period upon all of the terms and conditions set forth in the Lease, as amended, except that the Base Rent for the Extension Period shall be as provided in Section 51.1(a) and Tenant shall have no further options to extend the Lease Term.
(ii)    If Tenant fails to deliver a timely Exercise Notice, Tenant shall be considered to have elected not to exercise the Extension Option.
(c)    It is understood and agreed that the Extension Option hereby granted is personal to Tenant and is not transferable except to a Permitted Transferee in

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connection with an assignment of Tenant's entire interest in this Lease. In the event of any assignment or subletting of the Premises or any part thereof (other than to a Permitted Transferee), the Extension Option shall automatically terminate and shall thereafter be null and void.
(d)    Tenant's exercise of the Extension Option shall, if Landlord so elects in its absolute discretion, be ineffective in the event that (i) an Event of Default by Tenant remains uncured at the time of delivery of the Exercise Notice or at the commencement of the Extension Period, or (ii) Tenant shall have reduced the size of the Premises below the size of the initial Premises by agreement with Landlord or pursuant to an express right in this Lease.
51.2    Fair Market Rental Value. The provisions of this Section shall apply in any instance in which this Lease provides that the Fair Market Rental Value is to apply.
(a)    "Fair Market Rental Value" means the annual amount per square foot that a willing tenant would pay and a willing landlord would accept in arm's length negotiations, without any additional inducements, for a lease of the applicable space on the applicable terms and conditions for the applicable period of time. Fair Market Rental Value shall be determined considering the most recent new direct leases (and market renewals and extensions, if applicable) in the Building and in Comparable Buildings owned or managed by Landlord in the Market Area. If there are no such direct leases that are recent, consideration shall be given to the most recent new direct leases (and market renewals and extensions, if applicable) in other Comparable Buildings in the Market Area.
(b)    In determining the rental rate of comparable space, the parties shall include all escalations and take into consideration the following concessions:
(i)    Rental abatement concessions, if any, being granted to tenants in connection with the comparable space;
(ii)    Tenant improvements or allowances provided or to be provided for the comparable space, taking into account the value of the existing improvements in the Premises, based on the age, quality, and layout of the improvements.
(c)    If in determining the Fair Market Rental Value the parties determine that the economic terms of leases of comparable space include a tenant improvement allowance, Landlord may, at Landlord's sole option, elect to do the following:
(i)    Grant some or all of the value of the tenant improvement allowance as an allowance for the refurbishment of the Premises; and
(ii)    Reduce the Base Rent component of the Fair Market Rental Value to be an effective rental rate that takes into consideration the total dollar value of that portion of the tenant improvement allowance that Landlord has elected not to grant to Tenant (in which case that portion of the tenant improvement allowance evidenced in the effective rental rate shall not be granted to Tenant).

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51.3    Determination of Fair Market Rental Value. The determination of Fair Market Rental Value shall be as provided in this Section 51.3.
(a)    Negotiated Agreement. Landlord and Tenant shall diligently attempt in good faith to agree on the Fair Market Rental Value on or before the tenth (10th) day after Tenant's exercise of the Extension Option (the "Outside Agreement Date").
(b)    Parties' Separate Determinations. If Landlord and Tenant fail to reach agreement on or before the Outside Agreement Date, Landlord and Tenant shall each make a separate determination of the Fair Market Rental Value and notify the other party of this determination within five (5) days after the Outside Agreement Date.
(iii)    Two Determinations. If each party makes a timely determination of the Fair Market Rental Value, those determinations shall be submitted to arbitration in accordance with subsection (c).
(iv)    One Determination. If Landlord or Tenant fails to make a determination of the Fair Market Rental Value within the five (5) day period, that failure shall be conclusively considered to be that party's approval of the Fair Market Rental Value submitted within the five (5) day period by the other party.
(c)    Arbitration. If both parties make timely individual determinations of the Fair Market Rental Value under subsection (b), the Fair Market Rental Value shall be determined by arbitration under this subsection (c).
(i)    Scope of Arbitration. The determination of the arbitrators shall be limited to the sole issue of whether Landlord's or Tenant's submitted Fair Market Rental Value is the closest to the actual Fair Market Rental Value as determined by the arbitrators, taking into account the requirements of Section 51.2.
(ii)    Qualifications of Arbitrator(s). The arbitrators must be licensed real estate brokers who have been active in the leasing of commercial multi-story properties in the Market Area over the five-year period ending on the date of their appointment as arbitrator(s).
(iii)    Parties' Appointment of Arbitrators. Within fifteen (15) days after the Outside Agreement Date, Landlord and Tenant shall each appoint one arbitrator and notify the other party of the arbitrator's name and business address.
(iv)    Appointment of Third Arbitrator. If each party timely appoints an arbitrator, the two (2) arbitrators shall, within ten (10) days after the appointment of the second arbitrator, agree on and appoint a third arbitrator (who shall be qualified under the same criteria set forth above for qualification of the initial two (2) arbitrators) and provide notice to Landlord and Tenant of the arbitrator's name and business address.

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(v)    Arbitrators' Decision. Within thirty (30) days after the appointment of the third arbitrator, the three (3) arbitrators shall decide whether the parties will use Landlord's or Tenant's submitted Fair Market Rental Value and shall notify Landlord and Tenant of their decision. The decision of the majority the three (3) arbitrators shall be binding on Landlord and Tenant.
(vi)    If Only One Arbitrator is Appointed. If either Landlord or Tenant fails to appoint an arbitrator within fifteen (15) days after the Outside Agreement Date, the arbitrator timely appointed by one of them shall reach a decision and notify Landlord and Tenant of that decision within thirty (30) days after the arbitrator's appointment. The arbitrator's decision shall be binding on Landlord and Tenant.
(vii)    If Only Two Arbitrators Are Appointed. If each party appoints an arbitrator in a timely manner, but the two (2) arbitrators fail to agree on and appoint a third arbitrator within the required period, the arbitrators shall be dismissed without delay and the issue of Fair Market Rental Value shall be submitted to binding arbitration under the real estate arbitration rules of JAMS, subject to the provisions of this section.
(viii)    If No Arbitrator Is Appointed. If Landlord and Tenant each fail to appoint an arbitrator in a timely manner, the matter to be decided shall be submitted without delay to binding arbitration under the real estate arbitration rules of JAMS subject the provisions of this Section 51.3(c).
51.4    Cost of Arbitration. The cost of the arbitration shall be paid by the party whose submitted Fair Market Rental Value is not selected by the arbitrators.
ARTICLE 52
TELECOMMUNICATIONS LINES AND EQUIPMENT
52.1    Location of Tenant's Equipment and Landlord Consent:
52.1.2    Tenant may install, maintain, replace, remove and use communications or computer wires, cables and related devices (collectively, the "Lines") at the Building in or serving the Premises only with Landlord's prior written consent, which consent may not be unreasonably withheld. Tenant shall locate all electronic telecommunications equipment within the Premises and shall coordinate the location of all Lines with Landlord. Any request for consent shall contain such information as Landlord may request.
52.1.3    Landlord's approval of, or requirements concerning, the Lines or any equipment related thereto, the plans, specifications or designs related thereto, the contractor or subcontractor, or the work performed hereunder, shall not be deemed a warranty as to the adequacy or appropriateness thereof, and Landlord hereby disclaims any responsibility or liability for the same.
52.1.4    If Landlord consents to Tenant's proposal, Tenant shall pay all of Tenant's and Landlord's third party costs in connection therewith (including without limitation all

SMRH:422502059.9	-60-

costs related to new Lines) and shall use, maintain and operate the Lines and related equipment in accordance with and subject to all laws governing the Lines and equipment and at Tenant's sole risk and expense. Tenant shall comply with all of the requirements of this Lease concerning alterations in connection with installing the Lines. As soon as the work is completed, Tenant shall submit as-built drawings to Landlord.
52.1.5    Landlord reserves the right to require that Tenant remove any Lines located in or serving the Premises which are installed in violation of these provisions, or which are at any time in violation of any laws or present a dangerous or potentially dangerous condition (whether such Lines were installed by Tenant or any other party), within three (3) days after written notice.
52.2    Reallocation of Line Space. Landlord may (but shall not have the obligation to) (a) install and relocate Lines at the Building; and (b) monitor and control the installation, maintenance, replacement and removal of, the allocation and periodic re-allocation of available space (if any) for, and the allocation of excess capacity (if any) on, any Lines now or hereafter installed at the Building by Landlord, Tenant or any other party.
52.3    Line Problems. Except to the extent arising from the gross negligence or willful misconduct of Landlord or Landlord's contractors, agents or employees, Landlord shall have no liability for damages arising from, and Landlord does not warrant that the Tenant's use of any Lines will be free from the following (collectively called "Line Problems"): (a) any shortages, failures, variations, interruptions, disconnections, loss or damage caused by the installation, maintenance, or replacement, use or removal of Lines by or for other tenants or occupants in the Building, by any failure of the environmental conditions or the power supply for the Building to conform to any requirement of the Lines or any associated equipment, or any other problems associated with any Lines by any other cause; (b) any failure of any Lines to satisfy Tenant's requirements; or (c) any eavesdropping or wiretapping by unauthorized parties. Landlord in no event shall be liable for damages by reason of loss of profits, business interruption or other consequential damage arising from any Line Problems.
52.4    Electromagnetic Fields. If Tenant at any time uses any equipment that may create an electromagnetic field and/or radio frequency exceeding the normal insulation ratings of ordinary twisted pair riser cable or cause radiation higher than normal background radiation, Landlord reserves the right to require Tenant to appropriately insulate that equipment and the Lines therefor (including without limitation riser cables), and take such other remedial action at Tenant's sole cost and expense as Landlord may require in its sole discretion to prevent such excessive electromagnetic fields, radio frequency or radiation.
52.5    Removal of Electrical and Telecommunications Wires.
52.5.1    Within thirty (30) days after the expiration or sooner termination of the Lease, Landlord may elect by written notice to Tenant to:
(a)    Retain any or all Lines installed by Tenant in the risers of the Building;

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(b)    Remove any or all such Lines and restore the Premises and risers to their condition existing prior to the installation of the Lines ("Wire Restoration Work"). Landlord shall perform such Wire Restoration Work at Tenant's sole cost and expense; or
(c)    Require Tenant to perform the Wire Restoration Work at Tenant's sole cost and expense.
52.5.2    In the event Landlord elects to retain the Lines, Tenant covenants that Tenant shall have good right to surrender such Lines, free of all liens and encumbrances, and that all Lines shall be left in their then existing condition, reasonable wear and tear excepted, properly labeled at each end and in each telecommunications/electrical closet and junction box, and in safe condition.
52.5.3    In the event Tenant fails or refuses to pay all costs of the Wire Restoration Work within thirty (30) days of Tenant's receipt of Landlord's notice requesting Tenant's reimbursement for or payment of such costs, Landlord may apply all or any portion of Tenant's Security Deposit toward the payment of such unpaid costs relative to the Wire Restoration Work. The retention or application of such Security Deposit by Landlord pursuant to this clause does not constitute a limitation on or waiver of Landlord's right to seek further remedy under law or equity. The provisions of this clause shall survive the expiration or sooner termination of the Lease.
ARTICLE 53
ERISA
53.1    It is understood that from time to time during the Lease Term, Landlord may be subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and as a result may be prohibited by law from engaging in certain transactions. Tenant represents and warrants to the best of its knowledge after due inquiry that at the time this Lease is entered into and at any time thereafter when its terms are amended or modified, neither Tenant nor its affiliates (within the meaning of part VI(c) of Department of Labor Prohibited Transaction Class Exemption 84-14 ("PTE 84-14", as amended), has or will have the authority to appoint or terminate The Prudential Insurance Company of America ("Prudential") as an investment manager to any employee benefit plan then holding a ten percent (10%) or greater interest in the Prudential separate account PRISA II, nor the authority to negotiate the terms of any management agreement between Prudential and any such employee pension benefit plan for its investment in PRISA II. Further, Tenant is not "related" to Prudential within the meaning of part VI(h) of PTE 84-14.
ARTICLE 54
RIGHT OF FIRST OFFER
54.1    As used herein, "Offer Space" means space on the first floor of the Building. Landlord may from time to time give Tenant a written notice (the "Availability Notice") identifying the particular Offer Space (the "Specific Offer Space") that is Available (as defined below). As used herein, "Available" means that the space (i) is not part of the Premises,

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(ii) is not then subject to a lease, (iii) is not then subject to any rights of a tenant to renew their lease or expand their premises as set forth in their lease (including without limitation any right of first refusal to lease or any right of expansion in favor of Yodlee, Inc., Delaware corporation (or its successors in interest) ("Yodlee")), and (iv) is not then subject to any negotiations between Landlord and a prospective tenant or an existing tenant. For purposes of this Article 54, space that is unleased as of the Commencement Date shall be considered to become Available only after the date that is nine (9) months after the Commencement Date. Until that date, Landlord shall have the right to lease such space without triggering Tenant's right of first offer. In addition, the term "Offer Space" shall exclude the Contraction Space until the expiration or earlier termination of a lease of the Contraction Space to Yodlee and the vacation of the Contraction Space by Yodlee.
54.2    Tenant may inform Landlord (the "Request Notice") not more than once in any twelve (12) month period and not within six (6) months after receipt of an Availability Notice that Tenant desires to lease additional space. Landlord shall, within ten (10) business days of receiving the properly given Request Notice, deliver to Tenant an Availability Notice identifying Specific Offer Space that is Available or that Landlord in good faith determines will become Available during the twelve (12) month period after the Request Notice.
54.3    The location and configuration of the Specific Offer Space shall be determined by Landlord in its reasonable discretion; provided that Landlord shall have no obligations to designate Specific Offer Space that would result in any space not included in the Specific Offer Space being not Configured For Leasing (as defined below). For purposes of this Lease, "Configured For Leasing" means the applicable space must have convenient access to the central corridor on the applicable floor and must have a size and configuration that complies with all applicable building codes and other laws and is such that Landlord judges, in its reasonable discretion, that Landlord will be able to lease such space to a third party. The Availability Notice shall:
(a)    Describe the particular Specific Offer Space (including rentable area, usable area and location);
(b)    Include an attached floor plan identifying such space;
(c)    State the date (the "Specific Offer Space Delivery Date") the space will be available for delivery to Tenant; and
(d)    Specify the Base Rent for the Specific Offer Space.
(e)    Specify the increase in the security deposit that will apply to reflect the addition of the Specific Offer Space to the Premises.
(f)    If the Specific Offer Space Delivery Date is after the third (3rd) anniversary of the Commencement Date, specify the length of the term of the leasing of the Specific Offer Space that will be available (the "Specific Offer Space Term").

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54.4    If Tenant wishes to exercise Tenant's rights set forth in this Article 55 with respect to the Specific Offer Space, then within five (5) business days of delivery of the Availability Notice to Tenant, Tenant shall deliver irrevocable notice to Landlord (the "First Offer Exercise Notice") offering to lease the Specific Offer Space on the terms and conditions as may be specified by Landlord in the Availability Notice.
54.5    In the event Tenant fails to give a First Offer Exercise Notice in response to any Availability Notice, Tenant shall have no further rights to receive an Availability Notice and Tenant's rights under this Article 55 shall terminate and Landlord shall be free to lease the Offer Space to anyone on any terms at any time during the Term, without any obligation to provide Tenant with any further right to lease that space.
54.6    If Tenant timely and validly gives the First Offer Exercise Notice, then beginning on the Specific Offer Space Delivery Date and continuing (i) if the Specific Offer Space Delivery Date is on or before the third (3rd) anniversary of the Commencement Date, for the balance of the Term (including any extensions), or (ii) if the Specific Offer Space Delivery Date is after the third (3rd) anniversary of the Commencement Date, for the Specific Offer Space Term:
(a)    The Specific Offer Space shall be part of the Premises under this Lease (so that the term "Premises" in this Lease shall refer to the space in the Premises immediately before the Specific Offer Space Delivery Date plus the Specific Offer Space);
(b)    Tenant's Building Percentage shall be adjusted to reflect the increased rentable area of the Premises.
(c)    Base Rent for the Specific Offer Space shall be as specified in the Availability Notice.
(d)    The security deposit Tenant must provide shall be increased by the amounts specified in the Availability Notice.
(e)    Tenant's lease of the Specific Offer Space shall be on the same terms and conditions as affect the original Premises from time to time, except as otherwise provided in this section. Tenant's obligation to pay Rent with respect to the Specific Offer Space shall begin on the Specific Offer Space Delivery Date. The Specific Offer Space shall be leased to Tenant in its "as-is" condition and Landlord shall not be required to construct improvements in, or contribute any tenant improvement allowance for, the Specific Offer Space. Tenant's construction of any improvements in the Specific Offer Space shall comply with the terms of this Lease concerning alterations.
(f)    If requested by Landlord, Landlord and Tenant shall confirm in writing the addition of the Specific Offer Space to the Premises on the terms and conditions set forth in this section, but Tenant's failure to execute or deliver such written confirmation shall not affect the enforceability of the First Offer Exercise Notice.

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54.7    Tenant's rights and Landlord's obligations under this Article 54 are expressly subject to and conditioned upon there not existing an Event of Default by Tenant under this Lease, either at the time of delivery of the First Offer Exercise Notice or at the time the Specific Offer Space is to be added to the Premises.
54.8    It is understood and agreed that Tenant's rights under this Article 54 are personal to Tenant and not transferable, except to a Permitted Transferee who is an assignee of Tenant’s entire interest in this Lease. In the event of any assignment (other than to a Permitted Transferee) or subletting of the Premises or any part thereof, this expansion right shall automatically terminate and shall thereafter be null and void.
[Signature pages follow.]

SMRH:422502059.9	-65-

IPASS INC.,
a Delaware corporation

By:_______________________________________

_______________________________________
     [Printed Name and Title]

By:_______________________________________

_______________________________________
     [Printed Name and Title]
If Tenant is a corporation, this instrument must be executed by the chairman of the board, the president or any vice president and the secretary, any assistant secretary, the chief financial officer or any assistant financial officer or any assistant treasurer of such corporation, unless the bylaws or a resolution of the board of directors shall otherwise provide, in which case the bylaws or a certified copy of the resolution, as the case may be, must be attached to this instrument.
Tenant's NAICS Code:

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LANDLORD:

WESTPORT OFFICE PARK, LLC,
a California limited liability company
By:    THE PRUDENTIAL INSURANCE
    COMPANY OF AMERICA, a New Jersey
    corporation, acting solely on behalf of and
    for the benefit of, and with its liability
    limited to the assets of, its insurance
    company separate account, PRISA II,
    its member

    By:_______________________________

     _______________________________
         [Printed Name and Title]

SMRH:422502059.9	-67-

EXHIBIT A

The Project

[Diagram of the Westport Office Park located in Redwood City, California.]

SMRH:422502059.9	Exhibit A

EXHIBIT B

PREMISES
(See Attached)

[Diagram of the leased premises.]

SMRH:422502059.9	Exhibit B

EXHIBIT C
TENANT IMPROVEMENTS
1.    Tenant, following the full and final execution and delivery of the Lease to which this Exhibit C is attached and insurance certificates required under the Lease, shall have the right to perform alterations and improvements in the Premises (the “Tenant Improvements”). Notwithstanding the foregoing, Tenant and its contractors shall not have the right to perform the Tenant Improvements in the Premises unless and until Tenant has complied with all of the terms and conditions of Article 14 of the Lease, including, without limitation, approval by Landlord of the final plans for the Tenant Improvements (which shall not be unreasonably withheld, conditioned or delayed) and the contractors to be retained by Tenant to perform such Tenant Improvements (which shall not be unreasonably withheld, conditioned or delayed). Tenant shall be responsible for all elements of the design of Tenant’s plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the Premises and the placement of Tenant’s furniture, appliances and equipment), and Landlord’s approval of Tenant’s plans shall in no event relieve Tenant of the responsibility for such design. In addition to the foregoing, Tenant shall be solely liable for all costs and expenses associated with or otherwise caused by Tenant’s performance and installment of the Tenant Improvements (except that Landlord shall be responsible, at Landlord’s cost not reimbursable as an Operating Expense, for any legal compliance requirements arising outside of the Premises provided that such Tenant Improvements are consistent with the Approved Plans (as defined below)). Landlord’s approval of the contractors to perform the Tenant Improvements shall not be unreasonably withheld. The parties agree that Landlord’s approval of the general contractor to perform the Tenant Improvements shall not be considered to be unreasonably withheld if any such general contractor (a) does not have trade references reasonably acceptable to Landlord, (b) does not maintain insurance as required pursuant to the terms of the Lease, (c) does not have the ability to be bonded for the work in an amount of no less than one hundred fifty percent (150%) of the total estimated cost of the Tenant Improvements, (d) does not provide current financial statements reasonably acceptable to Landlord, or (e) is not licensed as a contractor in the state/municipality in which the Premises is located. Tenant acknowledges the foregoing is not intended to be an exclusive list of the reasons why Landlord may reasonably withhold its consent to a general contractor. Notwithstanding anything to the contrary in this Exhibit C, Landlord shall be deemed to have acted reasonably in disapproving plans or designs if Landlord determines in good faith that the matter disapproved constitutes or would create a Design Problem (as defined below). As used herein, a “Design Problem” shall mean (i) adverse effect on the structural integrity of the Building; (ii) possible damage to the Building’s systems; (iii) non-compliance with applicable codes (but excluding any legal compliance requirements arising outside of the Premises to the extent such plans are consistent with the Approved Plans); (iv) adverse effect on the exterior appearance of the Building; (v) creation of the potential for unusual expenses to be incurred upon the removal of the alteration or improvement and the restoration of the Premises upon termination of this Lease, unless Tenant agrees to pay for the incremental removal costs caused by the non-typical alterations; (vi) creation of the potential for unusual expenses to be incurred in connection with the maintenance by Landlord of the alteration

SMRH:422502059.9	Exhibit C -1-

or improvement, unless Tenant agrees to pay for the incremental maintenance costs caused by the non-typical alterations, or (vii) a material effect any other tenant or occupant of the Building.
2.    Provided Tenant is not in monetary default (beyond any applicable notice and cure periods), Landlord agrees to contribute up to $379,035.00 (i.e., $15.00 per rentable square foot of the Premises) (the “Tenant Improvement Allowance”) toward the cost of performing the Tenant Improvements. Except as provided below in Section 3, the Tenant Improvement Allowance may only be used for the cost of preparing design and construction documents and mechanical and electrical plans for the Tenant Improvements, obtaining any required permits, and for all hard and soft costs in connection with the Tenant Improvements. On or before the twenty-fifth (25th) day of each calendar month during the construction of the Tenant Improvements (or such other date as Landlord may designate), Tenant shall deliver to Landlord: (i) a request for payment of Tenant's Contractor, approved by Tenant, in a form to be provided by Landlord; (ii) invoices for labor rendered and materials delivered to the Premises; (iii) executed mechanic's lien releases from persons having performed the work for which reimbursement is sought, which shall comply with the appropriate provisions, as reasonably determined by Landlord, of California Civil Code Sections 8132, 8134, 8136 or 8138; and (iv) all other information reasonably requested by Landlord. On or before the last day of the following calendar month, Landlord shall deliver a check to Tenant in payment of the lesser of (A) the amounts so requested by Tenant, less a ten percent (10%) retention (the aggregate amount of such retentions to be known as the "Final Retention") and (B) the balance of any remaining available portion of the Tenant Improvement Allowance (not including the Final Retention), provided that Landlord does not dispute any request for payment based on non-compliance of any work with the drawings approved by Landlord or due to any substandard work. Landlord's payment of such amounts shall not be deemed Landlord's approval or acceptance of the work furnished or materials supplied as set forth in Tenant's payment request. To the extent a payment request already reflects a 10% retention, then so long as the undisbursed portion of the Tenant Improvement Allowance does not exceed the Final Retention (i.e., an amount equal to 10% of the Tenant Improvement Allowance), Landlord agrees not to withhold the retention from the payment of the payment request. At such time as Landlord has made disbursements under this Section 2 in an amount equal to 90% of the Tenant Improvement Allowance, the remaining undisbursed portion of the Tenant Improvement Allowance shall be held as the Final Retention and disbursed as provided below. A check for the Final Retention payable to Tenant shall be delivered by Landlord to Tenant following the completion of construction of the Tenant Improvements, provided that (i) Tenant delivers to Landlord properly executed mechanics lien releases in compliance with both California Civil Code Section 8134 and either Section 8136 or Section 8138, and (ii) Landlord has determined that no substandard work exists which materially adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the Building, the curtain wall of the Building, the structure or exterior appearance of the Building, or any other tenant's use of such other tenant's leased premises in the Building. Notwithstanding anything herein to the contrary, Landlord shall not be obligated to disburse any portion of the Tenant Improvement Allowance during the continuance of an uncured default under the Lease, and Landlord’s obligation to disburse shall only resume when and if such default is cured.

SMRH:422502059.9	Exhibit C -2-

3.    Except as provided herein, in no event shall the Tenant Improvement Allowance be used for the purchase of equipment, furniture or other items of personal property of Tenant. Tenant shall be responsible for all applicable state sales or use taxes, if any, payable in connection with the Tenant Improvements and/or Tenant Improvement Allowance. Notwithstanding anything to the contrary set forth herein, Tenant shall be entitled to apply up to $10.00 per rentable square foot of the Premises (that is, up to $252,690.00) of the Tenant Improvement Allowance as follows: (i) to the cost of purchasing and installing Tenant’s voice and data cabling and wiring at the Premises, and (ii) to the cost of purchasing and installing furniture, fixtures and equipment (with respect to clause (ii) only, collectively referred to herein as the “FF&E”), which FF&E shall be located at all times at the Premises and for use by Tenant in the Premises. To the extent any Tenant Improvement Allowance is applied to any FF&E, Landlord shall own all the FF&E until the expiration of the Lease (provided that Tenant, not Landlord, shall be responsible for all costs associated with such FF&E, including, without limitation, the cost of insuring the same, all maintenance and repair costs and taxes), at which time the FF&E shall become the property of Tenant as if by bill of sale hereunder. Tenant shall maintain and repair the FF&E in good and working order and shall insure the FF&E to the same extent Tenant is required to insure Tenant’s personal property pursuant to the terms of the Lease. In the event that the Lease is terminated prior to the Expiration Date, Tenant, at Landlord’s election, shall pay to Landlord the unamortized portion of the costs of the FF&E (no later than the termination date of the Lease), or, at Landlord’s election, the FF&E shall remain the property of Landlord and Tenant shall and, in such event, hereby does, waive all of its rights thereto. If Tenant does not submit a request for payment of the entire Tenant Improvement Allowance to Landlord in accordance with the provisions contained in this Exhibit C by December 31, 2015, any unused amount shall accrue to the sole benefit of Landlord, it being understood that Tenant shall not be entitled to any credit, abatement or other concession in connection therewith.
4.    In addition to the Tenant Improvement Allowance, provided Tenant is not in monetary default beyond any applicable notice and cure period, Landlord agrees to reimburse Tenant for the cost of installing paint and carpet in the Premises as provided in this Section 4 (the “Reimbursement”). The amount of the Reimbursement shall not exceed the sum of $7.50 times the number of rentable square feet in the Premises. The Reimbursement shall be paid in the same manner, and subject to the same conditions, as the Tenant Improvement Allowance, except that plans shall not be required. If Tenant does not submit a request for payment of the entire Reimbursement to Landlord in accordance with the provisions contained in this Exhibit C by December 31, 2015, any unused amount shall accrue to the sole benefit of Landlord, it being understood the Tenant shall not be entitled to any credit, abatement or other concession in connection there with.
5.    Subject to compliance with the terms of this Exhibit C, Tenant shall have the exclusive right to install, at Tenant's sole cost and expense, a security/card key system for access to the restrooms on the second floor of the Building as part of the Tenant Improvements; provided that (a) Landlord (but not any other tenants) is given reasonable access to the restrooms, (b) any such security system installed by Tenant complies with all Applicable Laws, (c) the plans and specifications for any such system shall be subject to Landlord's prior written approval which shall not be unreasonably withheld, conditioned or delayed, and (d) any such system shall be

SMRH:422502059.9	Exhibit C -3-

compatible with the Building's structure and systems. In no event shall Landlord have any liability or responsibility for the operation, maintenance or monitoring of any security system installed by Tenant and any additional costs incurred for any such monitoring, operation or maintenance and for any modification to the Building necessary as a result of the installation or operation of such system shall be paid by Tenant. Tenant shall not be entitled to use any portion of the Tenant Improvement Allowance for the cost of such system. On the expiration or earlier termination of this Lease, Tenant shall remove the security system and restore the Premises to the condition existing prior to the installation of that system at Tenant's sole cost and expense.
6.    Landlord shall not be required to perform any work or, except as provided above with respect to the Tenant Improvement Allowance, incur any costs in connection with the construction or demolition of any improvements in the Premises; provided that the foregoing shall not limit Landlord's ongoing maintenance obligations under the Lease.
7.    This Exhibit C shall not be deemed applicable to any additional space added to the Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the original Term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease.
8.    Landlord agrees that Landlord will not require Tenant to remove any of the Tenant Improvements shown on Exhibit C-1, attached hereto (the “Approved Plans”).

SMRH:422502059.9	Exhibit C -4-

EXHIBIT C-1
PLANS
[Diagram of the new floor plan with tenant improvements.]

SMRH:422502059.9	Exhibit C-1 -1-

EXHIBIT D
RULES AND REGULATIONS
Tenant shall faithfully observe and comply with the following Rules and Regulations:
1.    Except in connection with Tenant's work (if any) under Exhibit C, Tenant shall not alter any locks or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord's prior written consent. Tenant shall bear the cost of any lock changes or repairs required by Tenant and Tenant shall promptly deliver any new keys to Landlord.
2.    All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises. Tenant shall assume any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.
3.    Tenant, its employees and agents must be sure that the entry doors to the Premises are securely closed and locked when leaving the Premises if it is after the normal hours of business of the Project. Tenant, its employees, agents or any other persons entering or leaving the Project at any time when it is so locked, or any time when it is considered to be after normal business hours for the Project, may be required to sign the Project register. Access to the Project may be refused unless the person seeking access has proper identification or has a previously received authorization for access to the Project. Landlord and its agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Project of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Project during the continuance thereof by any means it deems appropriate for the safety and protection of life and property.
4.    Landlord reserves the right, in the event of an emergency in Landlord's reasonable discretion, to close or limit access to the Project and/or the Premises, from time to time, due to damage to the Project and/or the Premises, to ensure the safety of persons or property or due to government order or directive, and Tenant agrees to immediately comply with any such reasonable decision by Landlord. If Landlord closes or limits access to the Project and/or the Premises for the reasons described above, Landlord's actions shall not constitute a breach of the Lease.
5.    Tenant shall not disturb, solicit, or canvass any occupant of the Project and shall cooperate with Landlord and its agents to prevent the same. Tenant, its employees and agents shall not loiter in or on the entrances, corridors, sidewalks, lobbies, halls, stairways, elevators, or any Common Areas for the purposes of smoking tobacco products or for any other purpose, nor in any way obstruct such areas, and shall use them only as a means of ingress and egress for the Premises. Smoking shall not be permitted in the Common Areas.
6.    The toilet rooms, urinals and wash bowls shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall

SMRH:422502059.9	Exhibit D -1-

be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenants who, or whose employees or agents, shall have caused it.
7.    Except for vending machines intended for the sole use of Tenant's employees and invitees, no vending machine or machines other than fractional horsepower office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord. All vendors or other persons visiting the Premises shall be subject to the reasonable control of Landlord. Tenant shall not permit its vendors or other persons visiting the Premises to solicit other tenants of the Project.
8.    Tenant shall not use or keep in or on the Premises or the Project any kerosene, gasoline or other inflammable or combustible fluid or material, except as otherwise permitted in the Lease. Tenant shall not bring into or keep within the Premises or the Project any animals, birds or vehicles (other than passenger vehicles, forklifts or bicycles).
9.    Tenant shall not use, keep or permit to be used or kept, any noxious gas or substance in or on the Premises or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of noise, odors, or vibrations, or to otherwise unreasonably interfere with the use of the Project by other tenants.
10.    No cooking shall be done or permitted on the Premises nor shall the Premises be used for the storage of merchandise, for loading or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters' Laboratory approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and visitors of Tenant, provided that such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations; and provided further that such cooking does not result in odors escaping from the Premises.
11.    Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.
12.    No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash in the vicinity of the Project without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate.
13.    Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.
14.    Tenant acknowledges that the local fire department has previously required Landlord to participate in a fire and emergency preparedness program or may require Landlord

SMRH:422502059.9	Exhibit D -2-

and/or Tenant to participate in such a program in the future. Tenant agrees to take all actions reasonably necessary to comply with the requirements of such a program including, but not limited to, designating certain employees as "fire wardens" and requiring them to attend any necessary classes and meetings and to perform any required functions.
15.    Tenant and its employees shall comply with all federal, state and local recycling and/or resource conservation laws and shall take all actions reasonably requested by Landlord in order to comply with such laws. Tenant shall comply with and participate in any program for metering or otherwise measuring the use of utilities and services, including, without limitation, programs requiring the disclosure or reporting of the use of any utilities or services. Tenant shall also cooperate and comply with, participate in, and assist in the implementation of (and take no action that is inconsistent with, or which would result in Landlord, the Building and/or the Project failing to comply with the requirements of) any conservation, sustainability, recycling, energy efficiency, and waste reduction programs, environmental protection efforts and/or other programs that are in place and/or implemented from time to time at the Building and/or the Project, including, without limitation, any required reporting, disclosure, rating or compliance system or program (including, but not limited to any LEED ([Leadership in Energy and Environmental Design] rating or compliance system, including those currently coordinated through the U.S. Green Building Council).
Landlord reserves the right at any time to reasonably change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable and nondiscriminatory Rules and Regulations as in Landlord's judgment may from time to time be necessary for the management, safety, care and cleanliness of the Project, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Project. Landlord, however, shall apply such Rules and Regulations in a nondiscriminatory manner. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them.

SMRH:422502059.9	Exhibit D -3-

EXHIBIT E

PARKING RULES
1.    Parking areas shall be used only for parking by vehicles no longer than full size, passenger automobiles, pickup trucks and sport utility vehicles. Tenant and its employees shall park automobiles within the lines of the parking spaces.
2.    Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant's employees, suppliers, shippers, customers, or invitees to be loaded, unloaded, or parked in areas other than those designated by Landlord for such activities. Users of the parking area will obey all posted signs and park only in the areas designated for vehicle parking.
3.    Parking stickers and parking cards, if any, shall be the property of Landlord and shall be returned to Landlord by the holder thereof upon termination of the holder's parking privileges. Landlord may require Tenant and each of its employees to give Landlord a commercially reasonable deposit when a parking card or other parking device is issued. Landlord shall not be obligated to return the deposit unless and until the parking card or other device is returned to Landlord. Tenant will pay such replacement charges as is reasonably established by Landlord for the loss of such devices. Loss or theft of parking identification stickers or devices from automobiles must be reported to the parking operator immediately. Any parking identification stickers reported lost or stolen found on any unauthorized car will be confiscated and the illegal holder will be subject to prosecution.
4.    Unless otherwise instructed, every person using the parking area is required to park and, lock his own vehicle. Landlord will not be responsible for any damage to vehicles, injury to persons or loss of property, all of which risks are assumed by the party using the parking area.
5.    The maintenance, washing, waxing or cleaning of vehicles in the parking structure or Common Areas is prohibited.
6.    Tenant shall be responsible for seeing that all of its employees, agents and invitees comply with the applicable parking rules, regulations, laws, and agreements. Parking area managers or attendants, if any, are not authorized to make or allow any exceptions to these Parking Rules and Regulations. Landlord reserves the right to terminate parking rights for any person or entity that willfully refuses to comply with these rules and regulations.
7.    Every driver is required to park his or her own car. Tenant agrees that all responsibility for damage to cars or the theft of or from cars is assumed by the driver, and further agrees that Tenant will hold Landlord harmless for any such damages or theft.
8.    No vehicles shall be parked in the parking areas overnight except for employees or guests of Tenant who are traveling and leave their cars overnight from time to time. The parking area shall only be used for daily parking (except per the preceding sentence) and no vehicle or other property shall be stored in a parking space.

SMRH:422502059.9	Exhibit E -1-

9.    Any vehicle parked by Tenant, its employees, contractors or visitors in a reserved parking space or in any area of the parking area that is not designated for the parking of such a vehicle may, at Landlord's option, and without notice or demand, be towed away by any towing company selected by Landlord, and the cost of such towing shall be paid for by Tenant and/or the driver of said vehicle.
Landlord reserves the right at any time to reasonably change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable and nondiscriminatory Rules and Regulations as in Landlord's judgment may from time to time be necessary for the management, safety, care and cleanliness of the Project, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Project. Landlord, however, shall apply such Rules and Regulations in a nondiscriminatory manner. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them.

SMRH:422502059.9	Exhibit E -2-

EXHIBIT F

[INTENTIONALLY OMITTED]

SMRH:422502059.9	Exhibit F -1-

EXHIBIT G

STANDARDS FOR UTILITIES AND SERVICES
The following Standards for Utilities and Services are in effect. Landlord reserves the right to adopt nondiscriminatory modifications and additions hereto:
As long as Tenant is not in monetary default (beyond any applicable notice and cure periods) under any of the terms, covenants, conditions, provisions, or agreements of this Lease, Landlord shall:
(a)    On Monday through Friday, except holidays, from 8 A.M. to 6 P.M. (and other times for a reasonable additional charge to be fixed by Landlord), ventilate the Premises and furnish air conditioning or heating on such days and hours, when in the judgment of Landlord it may be required for the comfortable occupancy of the Premises. The air conditioning system achieves maximum cooling when the window coverings are closed. Landlord shall not be responsible for room temperatures if Tenant does not keep all window coverings in the Premises closed whenever the system is in operation. Tenant agrees to cooperate fully at all times with Landlord, and to abide by all regulations and requirements which Landlord may prescribe for the proper function and protection of said air conditioning system. Tenant agrees not to connect any apparatus, device, conduit or pipe to the Building chilled and hot water air conditioning supply lines. Tenant further agrees that neither Tenant nor its servants, employees, agents, visitors, licensees or contractors shall at any time enter mechanical installations or facilities of the Building or adjust, tamper with, touch or otherwise in any manner affect said installations or facilities. The cost of maintenance and service calls to adjust and regulate the air conditioning system shall be charged to Tenant if the need for maintenance work results from either Tenant's adjustment of room thermostats or Tenant's failure to comply with its obligations under this section, including keeping window coverings closed as needed. Such work shall be charged at hourly rates equal to then current journeymen's wages for air conditioning mechanics.
(b)    Landlord reserves the right to charge Tenant for the cost to Landlord of providing such after-hours heating and air-conditioning.
(c)    Landlord shall furnish to the Premises, during the usual business hours on business days, electric current sufficient for normal office use. Tenant agrees, should its electrical installation or electrical consumption be in excess of the aforesaid quantity or extend beyond normal business hours, to reimburse Landlord monthly for the measured consumption at the average cost per kilowatt hour charged to the Building during the period. If a separate meter is not installed at Tenant's cost, such excess cost will be established by an estimate agreed upon by Landlord and Tenant, and if the parties fail to agree, as established by an independent licensed engineer. Said estimates to be reviewed and adjusted quarterly. Tenant agrees not to use any apparatus or device in, or upon, or about the Premises which may in any way increase the amount of such services usually furnished or supplied to said Premises, and Tenant further agrees not to connect any apparatus or device with wires, conduits or pipes, or other means by which such services are supplied, for the purpose of using additional or unusual amounts of such

SMRH:422502059.9	Exhibit G -1-

services without written consent of Landlord. Should Tenant use the same to excess, the refusal on the part of Tenant to pay upon demand of Landlord the amount established by Landlord for such excess charge shall constitute a breach of the obligation to pay Rent under this Lease and shall entitle Landlord to the rights therein granted for such breach. At all times Tenant's use of electric current shall never exceed the capacity of the feeders to the Building or the risers or wiring installation and Tenants shall not install or use or permit the installation or use of any computer, larger than personal computer, or electronic data processing equipment in the Premises, without the prior written consent of Landlord. If Tenant is billed directly by a public utility with respect to Tenant's electrical usage at the Premises, upon request from time to time, Tenant shall provide monthly electrical utility usage for the Premises to Landlord for the period of time requested by Landlord (in electronic or paper format) or, at Landlord's option, provide any written authorization or other documentation required for Landlord to request information regarding Tenant's electricity usage with respect to the Premises directly from the applicable utility company.
(d)    Water will be available in public areas for drinking and lavatory purposes only, but if Tenant requires, uses or consumes water for any purposes in addition to ordinary drinking and lavatory purposes of which fact Tenant constitutes Landlord to be the sole judge, Landlord may install a water meter and thereby measure Tenant's water consumption for all purposes. Tenant shall pay Landlord for the cost of the meter and the cost of the installation thereof and throughout the duration of Tenant's occupancy Tenant shall keep said meter and installation equipment in good working order and repair at Tenant's own cost and expense, in default of which Landlord may cause such meter and equipment to be replaced or repaired and collect the cost thereof from Tenant. Tenant agrees to pay for water consumed, as shown on said meter, as and when bills are rendered, and on default in making such payment, Landlord may pay such charges and collect the same from Tenant. Any such costs or expenses incurred, or payments made by Landlord for any of the reasons or purposes hereinabove stated shall be deemed to be additional rent payable by Tenant and collectible by Landlord as such.
(e)    Landlord reserves the right to stop service of the elevator, plumbing, ventilation, air conditioning and electric systems, when necessary, by reason of accident or emergency or for repairs, alterations or improvements, in the judgment of Landlord desirable or necessary to be made, until said repairs, alterations or improvements shall have been completed, and shall further have no responsibility or liability for failure to supply elevator facilities, plumbing, ventilating, air conditioning or electric service, when prevented from so doing by strike or accident or by any cause beyond Landlord's reasonable control, or by laws, rules, orders, ordinances, directions, regulations or requirements of any federal, state, county or municipal authority or failure of gas, oil or other suitable fuel supply or inability by exercise of reasonable diligence to obtain gas, oil or other suitable fuel. It is expressly understood and agreed that any covenants on Landlord's part to furnish any service pursuant to any of the terms, covenants, conditions, provisions or agreements of this Lease, or to perform any act or thing for the benefit of Tenant, shall not be deemed breached if Landlord is unable to furnish or perform the same by virtue of a strike or labor trouble or any other cause whatsoever beyond Landlord's control.

SMRH:422502059.9	Exhibit G -2-

EXHIBIT H
COPY OF ORDER

(See Attached.)
[California Regional Water Quality Control Board San Francisco Bay Region
Order No. R2-2003-0074 Updated Waste Discharge Requirements and Rescission of Order No. 94-181 for: Westport Landfill John Arrillaga Survivor’s Trust, The Peery Private Investment Company, Peery Public Investment Company Redwood City, San Mateo County]

SMRH:422502059.9	Exhibit H -1-

EXHIBIT I
CONTRACTION SPACE

(See Attached.)
[First Floor Suite 102 Lease Diagram]

SMRH:422502059.9	Exhibit I -1-

SMRH:422502059.9	-i-

SMRH:422502059.9	-ii-